Prospectus Supplement (Sales Report) No. 23 dated January 5, 2010 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 395561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395561	$24,000	$24,000	20.86%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 395561. Member loan 395561 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,954 / month
Current employer:	United States Army	Debt-to-income ratio:	20.92%
Length of employment:	10 + years	Location:	Disputanta, VA

Home town:	Baltimore
Current & past employers:	United States Army
Education:	University of Maryland, Central Michigan University

This borrower member posted the following loan description, which has not been verified:

I currently have (29 Apr 2009) $154,000 in all my investment accounts. I would like to pay off a 16% interest rate credit card. I am a military soldier with 20 years of service and a total household income of $218,000 / yearly. I am in the market for something less than 4 years and would consider 2 years. Borrower added on 12/29/09 > 24 Dec 2009, update, I currently have over $200,000 in investment accounts. Borrower added on 01/02/10 > I am very thankful to all the investors who have sent me comments and notes of support. As a father, husband, Soldier, and community supporter, people have always counted on me to show them the way and fix situations. I am very humbled as you all have helped show me the way. Again, v/r thank you! Borrower added on 01/03/10 > Current mortgage 5%, balance $410, appraisal at refi $550K. Zero risk of foreclosure even if a military relocation due to Federal HAP program. What will you do with the money? Pay off all credit cards, starting with high interest rates of 21%. How many cards do you have like that? 3 cards and the interest alone is almost $500-$600 per month.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$45,414.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FYI, Lending Club loans are all 3 year loans right now. Why do you want to pay 20.86% APR instead of 16% ?	Credit card rate has increase to 21%+.
21% doesn't sound like much more than 20.86%. Can you please be more specific?	Roger 21% and prime.
Why not withdrawal money from your investment acounts and pay off your debt and save yourself the interests payments. I'm sure you not making returns of more than 20% yearly? Also, What is the reason for the delinquency?	Investments with drawls = taxes. No deliqunecy I am aware of except for a credit card over the limit. Of all accounts listed I can't remeber a time where I have ever misssed any type of payment. In Aug 08 I had problems with my home lender and their ability to make auto withdrawals. I manage my household, support a 90,000 person organization and serve on several local community orgs.
I'm not sure how all the magical ways Lending Club determines the APR, but it seems like something (or somethings) are flagging some real risk, because the interest of 20.86% is near the top interest rate Lending Club charges. Your revolving line utilization is very high, so that might be it, and you are asking for a loan near the max., DTI a little high (if you added your spouses income it would very reasonable), and better credit score would certainly help. Personally I would call Lending Club and ask why the APR is so high, even if the rate is right it might be nice to know what is flagging it as so much risk. Usually G loans seem to be something more like business loans and other more risky loans. Just makes me wonder.	Type your answer here. Agree and I think I will!
Please explain the delinquency 17 months ago?	Type your answer here.Investments with drawls = taxes. No deliqunecy I am aware of except for a credit card over the limit. Of all accounts listed I can't remeber a time where I have ever misssed any type of payment. In Aug 08 I had problems with my home lender and their ability to make auto withdrawals. I manage my household, support a 90,000 person organization and serve on several local community orgs.
Revolving Line Utilization: 98.30%, rather high. Why the Delinquency 17 months ago? Thank you in advance for answer.	When the market went south my credit lines were cut, first Amex then my local credit union. Everyone was scared. But your tax dollars pay my Soldier salary and when I retire you will continue to pay with an impressive a 3-6% COLA raise a year. Now my investment are down 50% on my personal manged blue chip portfolio I wasn't willing to loose my stakes. I held on but now I am tired, and want to reorganize 95% of my investments are tied to taxes...hence I will pay! 17 months ago I serviced a 90,000 personnel organization, reported directly to a CEO equiv and my wife was deployed for a year. My mortgage company listed me delinquent when they didn't withdraw my mortgage because I didn't include a canceled check. To get even, I transfered six figures to a new company. My question if you have a an unlimited open AMEX account or any other account and the C-line is cut from 12K to 6K to 4K to 1K....I can't change the system...thanks for listening!
so what does the 21% and prime rate come out to? And why are they raising your rates if you have benn current with your loans? Has there been any recent changes in your credit payment history that hasn't been posteed yet?	2 of my cards Bank Of America are like that. Your CR numerical rate is simply that. Our current system is designed to allow companies to make money. Let me ask you. How many of the 3 tie your credit based on cash on hand "Zero". The enitre system is screwed up. It is what it is. I have been working a new scoring model which will take these factors into account. All of my loans are direct debit. Lastly, people don't make loans anymore they allow the system to work the numbers. If I had any type of poor payment history I would lose my Secret Clerance.
Pay Grade US Army is? Expiration Current Contract Date is? Sent 12.31.2009	Army 0-5! Indef! Over 20 years. When I do retire my salary will be somewhere between 5700-8900 with a 3-6% raise per year! Until I die.
The length of all Lending Club loans is 3 years. Do you plan on paying your loan off earlier?	Hello...and thank you!. At this point no!! I have restructured my investment stratedgy. When money was free I loved it. My five year plan is to owe no one, and make my way to a 7-8 fig portfol. Thanks again. v/r
Hey Colonel: I'm confused. Why not borrow against your IRA/TSP?	Thank you and a very good question! I used a GP, TSP for a down payment on my home to keep w/in VA limit. PP was 445K and now appraised at 555K. Ok why not HE, no thanks.
Why I am funding RangerMike. I retired from the US Air Force 20 years ago an E-8. Part of my additional duties was as acting 1st Sergeant. When personnel failed to fulfill financial obligations it was not taken lightly. Loss of a security clearance would be one of the least problems RangerMike would have. Career progression could stop, and punishment under the military justice system could result in discharge from the Army. You can see that RangerMike has more "reasons" than a civilian to repay this loan. Good luck Sir in turning your investment account around.	Jbbc4. Man - thank you...I am in with out words. At every promotion I thanked the host officer (protocol) and then I explained how at every rank my path was guided by phenomenal NCOs who made me who I am. I have and always will be thank full for the True Heroes ... OUR NCOs. Thank you!!!
Having verified invester "jbbc49" remarks with friends in the military, I also am funding you. Good Luck and thank you for your Military Service to our great country!	Type your answer here.Sir, v/r and humbly thank you!
I have no first hand knowledge of the military requirements, but I do have first hand knowledge of the requirements for obtaining and maintaining Clearances (Secret and other), and can attest to the requirement to have ones financial house in order. I put my life in your hands (as we all do), so surely I can trust you with my money. I have funded this. Good luck on 100% funded quickly.	Thank you v/r!

Member Payment Dependent Notes Series 420666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420666	$9,000	$9,000	12.53%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 420666. Member loan 420666 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,183 / month
Current employer:	UTSA	Debt-to-income ratio:	14.10%
Length of employment:	2 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	UTSA
Education:

This borrower member posted the following loan description, which has not been verified:

I already have 1 Lending club loan opened 3 months ago for the purpose of credit card debt consolidation. I requested 16,000 to refinance my entire debt, but initially got approved for 7,600 (which i safely received, and used to consolidate 5 of my accounts, and I am currently paying it off as agreed). Now that these accounts are paid in full and closed, and my credit report updated, I am hoping to get approved for the additional all of the 8,000, so I could pay off the remaining balances. My financial situaton is quite stable: I am a professor at a state university, which offers above average job security. Also, I don't have any other debt - no car loans, no student loans, no mortgage. I am currently single with no dependents. My ~16,000 debt was incurres during a 6 year graduate study. I graduated a year ago, and now that I have permanent job, I'd like to eliminate my debt asap so I could move on towards other goals. Please feel free to ask me any questions. I checked my Equifax credit score a few weeks ago and it was 741. I have never had a late payment.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,006.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What is the loan number on your other loan? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Your revolving credit only shows $3,006. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi, please see below: 1) The loan number for the other loan is 414047 2) I'm the sole earner since I'm single (w/ no dependents) 3) My monthly bills are as follows: take home pay is 3,550 From there: Rent: 770 Water: 40 Cell phone: 75 Electricity: 80-100 Gas: 200 Groceries: 300-400 Total debt payments: 674 ==> please note that this amount will not change substantially, since I'm asking for a consolidation loan rather than incur additional debts Cable&internet: 105 Eating out: 300 Gym membership: 104 Dog: 20-50 Cleaning supplies/household items: 20-30 Clothes: 100-150 Emergency savings: 100 I think that covers everything, for a total of ~2,900 4) The total of ~3,000 showing as my revolving debt is incorrect. My interpretation of why this is the case is that all my credit accounts are closed and it seems that TransUnion considers as "revolving" only accounts that are open. Since some creditors (e.g. CapitalOne) do not report the account as "closed" until actually paid in full, my guess is that that's the reason why it only shows 3,000 (I have one capital one account with a balance of ~2000 and one DELL financial services account with a balance of ~1000, so that would make sense). My other non-consolidated balances include: Bill me later (~2500) Citi (~900) Chase (~2000) 5) The likelihood of a job loss is extremely remote - college jobs are extremely secure and barring a state bankruptcy or gross misconduct they are not nearly as sensitive to the broader problems with the economy as other professions; Moreover, I received an "outstanding" performance evaluation for a second year in a row, so the chances of me losing my job before the loan repayment dates are extremely slim. Thank you for your interest n my case, and let me know if you have any further questions.
Thank you for the response. It looks like you've opened 4 more lines of credit since your last loan was issued (3 then vs. 7 now). Can you please explain why?	Hi, I have opened 2 lines since my first loan: - one is a Shell gas card with a small limit which I use and pay off monthly (I wanted to have at least one open credit account to maintain cr. history, even after consolidating everything else) - and the other is the Dell account I mentioned in my previous response - my computer died in august and since I did not have any emergency savings at the time I bought it with a Dell credit line which I opened at the time of purchase. I'm not sure why it shows more open accounts than that, but these 2 are the only ones I've opened since the last loan. It may be the case that my 1st LendingClub installment loan is counted as well, which would be accurate. Even if so, I can't think of a 4th account that could explain the discrepancy. I will order my TransUnion report and will try to figure out. Regards,

Member Payment Dependent Notes Series 452160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452160	$2,800	$2,800	12.87%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 452160. Member loan 452160 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,404 / month
Current employer:	Cricket Communications	Debt-to-income ratio:	0.88%
Length of employment:	6 years	Location:	CHULA VISTA, CA

Home town:
Current & past employers:	Cricket Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,817.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 462259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462259	$15,000	$15,000	16.70%	1.00%	December 31, 2009	January 2, 2013	January 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 462259. Member loan 462259 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,019 / month
Current employer:	n/a	Debt-to-income ratio:	2.11%
Length of employment:	n/a	Location:	tacoma, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > The funds will be used to establish a Yahoo! Premium Ad service account for my affiliate marketing business. Yahoo's requirements are for a commitment of $5000 monthly for at least 3 months. In return they provide a dedicated account manager, allow you to place ads in the whole network and most importantly offer the option to use their banner inventory on a per lead pricing. The loan will help me scale up my affiliate marketing efforts and get to the next level so to speak. Currently I use mostly Google's ad network and on average make about $125 net profit from about $16 spent. As far as risk is concerned since the ads are running on per-lead basis and due to my commitment with them, Yahoo! bears the initial risk until the system's behavioral targeting learns which places are generating signups to my offers and adjusts based on behavioral and demographic information. That should take from a week to two weeks. The reason I'm requesting the loan is to be able to scale up and also leverage the rest of my budget with another major ad network that has similar offer but requires less upfront commitment. If I get my Lending Club loan, I expect to either pay it in full within 90 days or take it out of Yahoo! should they or me are ultimately unsatisfied with the ROI and take it to another advertising network with which I'm currently negotiating. Any questions, please feel free to inquire I'd be happy to explain further how the process works Thank You for your consideration Borrower added on 12/19/09 > My only expenses: -no car -$100+ minimum payment for the one credit card I use -no rent -$48 cable bill -half of $85 cell phone bill -groceries -have no other debts besides 1 credit card

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,949.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Small Bus loan questions: 1- Loan application eflects no employer or Length of Employment. If self-employed your occupation/business? If employed by company, firm or person, identify employer and your years employed? 2- $5,019 reported monthly gross income- 1 or 2 income household? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.19.2009 @ 6:00 AM ET.	1. Self employed, own company, sole proprietor before that but incorporated in 2008 as the advertising exchanges and networks prefer to work with businesses, unlike Google Adwords which basically allows you to plug in a credit card and launch the marketing campaigns. I have been an affiliate marketer since 1997, started when I was 17 years old in high school. Right now I am involved in search marketing and advertising using Google Adwords, AOL's Adsonar and several others ad networks. We have plans to launch a SEM (search engine marketing) software suite with tentative launch sometime around Feb-Mar 2010, my partner who is a database engineer/programmer is working on that now. 2. 2-income household. Listed income Income is mine only, my spouse's is a little over that working at American Express as database engineer/programmer We're expecting around $4,000 - $5,000 in tax refunds, have around $10k set aside for business emergencies. My spouse is also expecting to start receiving around $2600/monthly in January, though I am not sure if that is pre or post tax.
Hello! What is your source of income and length of involvement? Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Source is search marketing via Google Adwords, Yahoo! Search marketing. Google since around 2006, Yahoo since 2007. Other less known networks such as AOL Adsonar contextual Point taken I will contact LC and verify Thanks
Hi there, I'm very interested in your inquiry, the sole reason I made this account was to post here, heh. I do affiliate marketing myself full-time so this is definitely a situation that I understand. I have a few questions that will help me decide whether to loan or not. Can you tell me more about your niche/method you plan to do on Yahoo? I'm a little uncomfortable that your ROI is so high on the Google network to be honest if it is true. Are you a member of WickedFire? If so, what's your username? Lastly, you say that you plan to pay it back in 30 days but the details say 3 years on LC? Thanks a lot!	My ROI with Google, while it varies, is primarily because my payouts are somewhat high. I'm pushing several offers in the same niche, and one is paying out well above $50 per signup with a freebie for the surfer so it's converting pretty good at the moment My keywords are also segmented into really tight groups of about 10 keywords per group and my ads aren't showing in position 1. Last month Google kept putting my ads at the top and my conversion ratios always dropped, too many tire kickers I guess, so I switched to position bidding. As for Yahoo, the niche is health/diet with standard payout which goes up with more sales. This offer isn't all over the place though so I'll run with the network creatives at first but I plan to have my own domain/landers/banners since the sponsor is letting me offer surfers a discount The loan payback... what I meant is that should Yahoo! be unhappy with the performance, if the offer just doesn't sell well etc, we go to plan B. We should know in a couple of weeks how things are going for sure. Doubt it would be more than 30 days or so to figure out and optimize things. If we decide to call it quits I pay back the loan and keep PPC humming, though I found a couple more places willing to run CPA banners though with the holidays we haven't yet talked at length on what their terms are

Member Payment Dependent Notes Series 462538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462538	$20,000	$20,000	13.22%	1.00%	January 5, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 462538. Member loan 462538 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PITNEY BOWES	Debt-to-income ratio:	10.44%
Length of employment:	6 years	Location:	beaumont , CA

Home town:
Current & past employers:	PITNEY BOWES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am using these funds as a debt consolidation loan. I have a steady job at a Fortune 500 company which I have held for 6 years. I am being promoted this month as well which will increase my base salary. I always make my payments on time and am simply looking for a vehicle to reduce my debt faster by consolidating my payments against my debt at a fixed interest rate. I have disposed of all of my credit cards (in the beginning of 2009) and reduced my expenses dramatically by moving to a smaller residence and am looking for a more manageable way to pay off the debt I incurred. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,576.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Piteny Bowes? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your response. I am a major account executive at Pitney Bowes. My job is pais a base salary plus commission. I have shrunk my expenses, including credit card payments, to be able to fit everything into the base salary payment, with the commision being bonus to pay more debt or save as applicable. I am the sole wage earner in my household. I am a single mother with 2 children. My contigency plan in case of job loss is my 401k & unemployment as backup, but ideally I would be able to secure another job fairly quickly. With my current position at Pitney Bowes, my base salary is $42k with a targeted income of $75k with commission. My current expenses are as follows: $ 368.60 childcare $ 500.00 rent $ 300.00 groceries $ 447.00 car loan $ 625.00 credit card payments $ 44.00 cell phone $ 36.00 utilities The cards I intend to pay off with this loan are as follows: Card Balance Int Rate Min Pmt Advanta $ 4,200.00 24.99% $140 CITIBANK $ 4,600.00 13.75% $115 Discover $ 7,100.00 17.99% $143 Visa $ 3,200.00 22.24% $91 Thank you for your consideration!
What are your monthly expenditures? Can you itemize your debt including interest rates and monthly payments? What are the inquiries against your credit history? Have you been applying for other loans?	Hello! Thanks for the response and sorry for the delay in getting back to you. Here is a breakdown of the monthly expenses. I have drastically reduced my expenses by eliminating any extras and by moving. I no longer use credit cards. I plan to use this loan to consolidate the four credit cards listed below and pay off my debt more efficiently. Expenses: $ 368.60 childcare $ 500.00 rent $ 300.00 groceries $ 447.00 car loan $ 625.00 credit card payments $ 44.00 cell phone $ 36.00 utilities Credit cards to pay off with this loan: Card Balance Int Rate Min Pmt Advanta $ 4,200.00 24.99% $140 CITIBANK $ 4,600.00 13.75% $115 Discover $ 7,100.00 17.99% $143 Visa $ 3,200.00 22.24% $91 I did apply for a loan for a house a few months ago but decided against completing that process until my debt is paid down. Hope that helps! Thank you.
Please provide details of your monthly expenses. Thanks!	Hello! Thanks for the question and sorry for the delay. Here is the breakdown of my monthly expenses. I have drastically decreased my expenses and no longer use credit cards. $ 368.60 childcare $ 500.00 rent $ 300.00 groceries $ 447.00 car loan $ 625.00 credit card payments $ 44.00 cell phone $ 36.00 utilities Thank you!
I'm interested in funding your loan but need more information: Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks and good luck with the funding!	Thanks for the response and sorry for the delay in getting back to you. Here is the breakdown you requested: Card Balance Current Int Min Pmt Advanta $ 4,200.00 24.99% $140 CITIBANK $ 4,600.00 13.75% $115 Discover $ 7,100.00 17.99% $143 Visa $ 3,200.00 22.24% $91 Thanks!
Could you please list your credit card balances and the rate you are currently being charged for each? Thank you.	Thank you for your response! Below are the cards I am going to pay off with this loan and the current balances: Advanta $ 4,200.00 24.99% CITIBANK $ 4,600.00 13.75% Discover $ 7,100.00 17.99% Visa $ 3,200.00 22.24% ..
What debts will you payoff and what is the current balance and rate on each?	Thank you for your response. These are the debts I will pay off & the current balances & rates: Advanta $ 4,200.00 24.99% CITIBANK $ 4,600.00 13.75% Discover $ 7,100.00 17.99% Visa $ 3,200.00 22.24%

Member Payment Dependent Notes Series 463199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463199	$25,000	$25,000	18.78%	1.00%	December 31, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 463199. Member loan 463199 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Winchester Medical Center	Debt-to-income ratio:	18.18%
Length of employment:	10 + years	Location:	WINCHESTER, VA

Home town:
Current & past employers:	Winchester Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	48
Revolving Credit Balance:	$15,109.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan questions: 1- Position-Role @ Winchester Medical Center is? 2- $7,917 reported monthly gross income- 1 or 2 income household? 3- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? 4- Credit Report reflects $15,109 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 4- Revolving credit balance $15,000. Loan requests $25,000. Additional $10,000 consolidating what other debts? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) Virginia Beach, VA sends 12.22.2009 @ 5:55 AM ET.	My position at Winchester Medical Center is a Registered Nurse, in the Emergency Department. it is a 1 income household. My mortgage payment is $1651.38/month. Vehicle payment is 352. per month but will be paid off in April. I paid $1179.72 for the month of December in credit card debt. I totaled all my credit card debit and I got a total of 22,549. plus I have a small personal loan of 2700, that I used for vacation that I also want to pay off. If you would like a list of all the debit please let me know. I don't know what is listed on my credit report, but I have MBNA, AT&T, DELL, SEARS, LOWES, TARGET AND A PAY PAL account that I want to payoff. Thank you for your consideration.
Please tell us about the debt you intend to consolidate. Your credit report shows just over $15,000 of outstanding debt, yet you're asking for $25,000. Is there additional debt that's not listed, or will the additional funds be going for something else? Please explain the delinquency of 48 months ago. Thanks in advance for your answers and good luck with your loan.	When I totaled all my debt I came up with $22,549.05. I also have a personal loan that I used for vacation this summer of $2,700, that I would like to pay off as well. I really can't explain the delinquency from 48 months ago, I think my monthly payments were just so high that I couldn't keep up with them. Since then I have received several pay raises, and I work overtime to make the payments now, but I would like just one payment, so that doesn't happen again. Thank you for your consideration.
I am investing in your loan, and I just hope that you realize that we are not banks... but people just like you trying to make ends meet, as least I am anyways. I am anything but rich, and some of these people consolidating debt take out a big loan and then file for bankruptcy, which sucks for the average person like us, because we don't have any insurance to make up for it. Just please.... for people like me... people like you... please make sure that you make this loan one of your first priorities, and if you think there a chance at all that you could default go to a bank, and not take it from the 200+ people who are putting their faith in you. I hope that you will take these words to heart, and I hope for the best for you. Thanks!!	Thank you, for your contribution. I appreciate each and every one that has loaned me money. I guarnetee that I will not default on this loan. I am currently paying more per month now than my monthly payment will be through lending club. I just want to be able to make one payment and to pay these debts off. Thank you again for taking the risk on me. I will not let you down.
Could you list the major debt items and their current respective interest so that we can get an idea of beneficial the loan would be? Thank You.	DELL-23.99%, AT&T-13.2%, SEARS-17.24%, MBNA-24.98%, LOWES-22.99%, TARGET-22.99%, PAYPAL-24.75%. My personal loan was a 6 month note, and I don't remember the intrest rate on it, but it is due at the end of January. I would like to thank every one that has taken a risk to make this possible for me. I will not let you down. Thank you again.

Member Payment Dependent Notes Series 465172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465172	$2,500	$2,500	20.86%	1.00%	December 31, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465172. Member loan 465172 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	JE merritts /Jacobs	Debt-to-income ratio:	0.53%
Length of employment:	4 years	Location:	channelview, TX

Home town:
Current & past employers:	JE merritts /Jacobs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,106.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 465321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465321	$12,000	$12,000	13.57%	1.00%	January 5, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465321. Member loan 465321 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,552 / month
Current employer:	Sharp Clinical Oncology Research	Debt-to-income ratio:	13.77%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:	Sharp Clinical Oncology Research
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > These funds will be used as a down payment on my first home, priced at $125k at a rate of 5%. I have additional income from a rental property that provides $787/mo. This, in addition to my regular paycheck, will be used to make my on time payments. My current monthly budget leaves me with a total surplus of $1300/mo, which will make this loan very affordable. I work in clinical research with cancer patients, and have been at my current position for 5 years. Due to the continued (but unfortunate) prevelance of various cancers, my job position is very stable. Borrower added on 12/29/09 > Total Income: $4043.55/mo

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,139.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenditures? What will be the mortgage (including escrow) of the new house? Can you itemize your current revolving credit balance? And it's possible to buy a house in San Diego for $125K?	Monthly expenses: $1926.60 New mortgage (PITI+HOA): $1093.99 3 of 9 CC have balances: 1. $427 @ 2.99% 2. $663 @ 1.99% 3. $9003 @ 9.9% Yes! Well, a condo in Spring Valley at least!
Are you the sole wage earner being considered? And do you have any dependents you are supporting? It would be helpful if you could break down your monthly expenditures. For example, based on what you provided, with the new mortgage, you'll have over $3500 per month in expenditures which I am sure is at the limit of your take home pay.	I am the sole wage earner, no dependents. Total expenses plus new mortgage = $3020.59/mo Total net income = $4043.55/mo
Does the "additional income from a rental property that provides $787/mo" go toward paying off a mortgage on your rental property or do you own that free and clear? If it isn't paid off and your renters move out, how much will your monthly payment be for the rental property mortgage and taxes? Thank you!	Yes, the $787 goes towards a mortgage of $454.60/mo. This payment is accounted for in my total expenses.

Member Payment Dependent Notes Series 465492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465492	$7,200	$7,200	12.87%	1.00%	January 5, 2010	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465492. Member loan 465492 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	golden gaming inc.	Debt-to-income ratio:	14.34%
Length of employment:	< 1 year	Location:	las vegas, NV

Home town:
Current & past employers:	golden gaming inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I have a stable job with a great company. All proceeds from this loan will go towards our wedding expenses.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,068.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions: (1) What was the delinquency from 48 months ago? (2) What is the total budget for your wedding? (3) When is your wedding? (4) How much does your fiance earn each month? (5) What are your monthly expenses (rent, car, school loans, credit cards, etc.)? (6) Congratulations!	The 48 month old delinquency was for 2 medical bills that should have been paid for by my previous insurance company who I am no longer with. Our total wedding budget is just over 11,000

Member Payment Dependent Notes Series 466800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466800	$13,000	$13,000	11.83%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 466800. Member loan 466800 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	webxl systems inc	Debt-to-income ratio:	12.87%
Length of employment:	3 years	Location:	WEST WARWICK, RI

Home town:
Current & past employers:	webxl systems inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks a lot for considering me for this loan, I just want to enter 2010 with the new beginning, one of the big step I an taking is to consolidating of my credit card debt that I have gather while I was still a student perusing my MBA. Today I have a very good job with well earning but I am still haunted by the past debt I gathered to fund my studies by my credit card. I hope I get this loan and 2010 is the year I break free!!..thanks a lot

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,331.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at webxi systems? Thank you.	I work as a consultant for them as a Project Manger/ Business Analyst. Managing IT and Business projects for Fortune 100 companies is what I do.

Member Payment Dependent Notes Series 467716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
467716	$9,250	$9,250	12.87%	1.00%	December 31, 2009	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 467716. Member loan 467716 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	n/a	Debt-to-income ratio:	15.44%
Length of employment:	n/a	Location:	Reno, NV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/09 > The purpose of this loan is for debt consolidation to pay off high interest rate credit card accounts. To receive this loan would enable me to pay off my total debt amounts with one monthly payment and a lesser amount of financing terms. My financial goal is to pay off my debts to my creditors and become financially debt free. The secondary purpose of this loan is to also finance my college education towards an accounting degree. I have a good payment history because I have not been late on any of my financial obligations to my creditors. I truly appreciate your consideration and would like to thank you in advance for your time and willingness to review my loan request. God bless you.

A credit bureau reported the following information about this borrower member on December 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,806.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 468072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468072	$10,400	$10,400	19.47%	1.00%	December 30, 2009	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468072. Member loan 468072 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,654 / month
Current employer:	Agrifos Fertilizer LLC	Debt-to-income ratio:	11.74%
Length of employment:	< 1 year	Location:	Pearland, TX

Home town:
Current & past employers:	Agrifos Fertilizer LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > Hello investors! Over the next few days I will get to all of your questions and concerns. I graduated from a college in 2007 with a degree in Mechanical Engineering. I worked for Dow Chemical during college in different role is 3 different states. Upon graduation I began working for then as a Maintenance and Reliability engineer. After about 18 months I was caught up in the 11% employee reduction and was laid off. It took me two months to obtain my position with Agrifos as a Reliability Engineer. My role is really just engineer, because I do everything and I am learning a lot. In the 7 months here I have: because level 2 ultrasonic testing trained, analyzed mechanical failures to determine changes in the process, design or metallurgy and I have lead several emergency project installations. I am single and the sole wage earner. I have no dependents or pets for that matter. Borrower added on 12/24/09 > My business is a DVD rental kiosk business. It will work a lot like the Redbox???s that are popping up around the country. I am purchasing a DVD rental machine that holds 110 movies. The machine will be placed in a high traffic area or provide convenience at a hospital or apartment complex. The key features of my machine are: 1. The DVDs will be rented in the actual retail DVD box which gives me the ability to sell the DVDs right out of my machine. 2. There is a small LCD screen that will display movie trailers and I can hook up a flat screen on top of the machine to show trailer and do local advertising. 3. The machine features side panels that allow me to display box art for the movies in the machine and sell advertising spots. 4. With monthly fee of $75 I will have software that will allow me to manage machine inventory, handle credit cards and see any problems from anywhere I have the internet. 5. The software will also let my customers to go online and reserve there favorite title. This will help me generate advertising revenue from the website also. I actually don???t need all of the money requested but lending tree doesn???t really let you go back and change values. I have an unused credit card that has a lower interest rate then this loan that will use for part of the purchase price. I will use this extra money in this loan as cash reserves for my business. I have read that one of the reasons for small business failure is simply running out money before the business becomes self supporting. The expenses I need to pay for right away would be remaining balance on my DVD machine, initial inventory of about 60 movies, website development and a little bit of money for a grand opening event (popcorn machine rental, balloons, T-shirts for my friends that volunteer and signage.) My personal bills are not high I do my best to live within my means and pay cash. Truck payment $409/month (I am refinancing it dropping payments to $320/month) my mortgage is $946/month. My credit card balance is much higher than I would keep typically. Over the past 6 Months I have charged $5,567 on down payment on my equipment and for a wide screen TV to see the movies in the intended format. I pay $150/month on the credit cards because I am trying to build my cash reserves. Borrower added on 12/28/09 > This is great I am almost funded!! I would love to get funding before the end of the year. The company I am purchasing my machine from would like to settle the debt in 2009.

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,273.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,400 Small Business loan questions: 1- Position-Role @ Agrifos Fertilizer LLC is? 2- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? 3- Application reflects <1 year (less than 1 year) current employer Agrifos Fertilizer LLC. Provide three years work history (or school) prior employers? 4- Credit Report reflects $6,273 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 5- "Business" Loan Category; "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? Products? Services? 6- Will loan buy ads, equipment, inventory, rental property, website development or upgrade? 7- Is loan for short-term (usually intended to be repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, equipment, inventory, prepaid business expenses? 8- Please describe in DETAIL your business and explain INTENDED purposes investors hard-earned $$ will be spent? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.23.2009 @ 5:57 AM ET.	Hello, thank you for your question and I believe I addressed your concerns in my loan information update.
Please respond to the following: What are your responsibilities at Agrifos? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the business you are starting, products sold and to whom, financial and sales/marketing plan going forward, expenses, etc.? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss or business loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello, thank you for your question and I believe I addressed some of your concerns in my loan information update. I bring in enough money to completely support the payments of this loan with not worries. I may have to cut back on personal entertainment and some travel but I can make it happen. I refuse to let anything negatively affect my credit. If I lose my job I will also be ok. Since this machine is movable I will move my machine within 3 months if it is not producing enough to cover this loan and more. So it should self supporting within 3-6 months. The extra money from this loan will allow me to continue making payments even if all income has stopped. I also have some savings but it is not were it need to be yet, mostly because I have been doing alot of work on my property to improve it.

Member Payment Dependent Notes Series 468396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468396	$6,000	$6,000	7.40%	1.00%	January 4, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468396. Member loan 468396 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	LBUSD	Debt-to-income ratio:	2.90%
Length of employment:	3 years	Location:	lakewood, CA

Home town:
Current & past employers:	LBUSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,649.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Are you going to invest the whole $6K in LC Notes and what Grades A1-5, down to what level? Are you going to pick the notes by yourself? What is your job? Thanks!	I'm going to invest the whole 6k in Lending Club. I always pick the notes by myself, usually averaging around 13%. I've been a teacher for 13 years now but three years at my current district.

Member Payment Dependent Notes Series 468564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468564	$16,000	$16,000	14.26%	1.00%	January 5, 2010	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468564. Member loan 468564 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Ann Taylor	Debt-to-income ratio:	12.71%
Length of employment:	4 years	Location:	brookfield, CT

Home town:
Current & past employers:	Ann Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > This is a credit card consolidation.I am requesting a loan to consolidate and payoff my credit card bill in 3 years. Entire amount will go to pay off credit card bills only. Borrower added on 12/29/09 > I have received some questions; I wanted to make sure I answer them comprehensibly. I think the summary below will help; 1. 4 credit cards with rates higher than the consolidation %. The approximate balances are as follows; a. 5,000 b. 3,800 c. 5,800 d. 1,600 Total 16,200 2. One delinquency 21 months ago This was a mistake on my part. I went to the bank website and it showed I was current. I did not make a payment till on the following month when I realized that I had not paid. This was a one time time mistake on my part.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$16,799.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468565	$8,000	$8,000	14.26%	1.00%	December 31, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 468565. Member loan 468565 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	Malecki Construction Corp.	Debt-to-income ratio:	16.22%
Length of employment:	9 years	Location:	EAST AURORA, NY

Home town:
Current & past employers:	Malecki Construction Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	24
Revolving Credit Balance:	$811.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,750 loan questions: 1- Position @ Maleki Construction Corp is? 2- Mortgage and vehicle payments paid per month are $? (If either do not apply then so state) 3- "Other" Loan Category: Please accurately describe loan's intended purposes? 4- LOan's title is "Business": Is this a "Bricks and mortar" storefront? Internet only? Or both? Start-up? Established? Products? Services? 5- Will loan buy ads, equipment, inventory, rental property, website development or upgrade? 6- Is short-term (usually repaid within 1 year) "Bridge Loan" to finance AP, AR, PR, R&D, equipment, inventory, prepaid business expenses? 7- Please describe in DETAIL your business and explain INTENDED purposes investors hard-earned $16,250 will be spent? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.18.2009 @ 6:12 AM ET.	I'm sorry, I replied to this question on Friday but I don't see it posted up. 1) I have been a ceramic/marble tile setter (I install tile in new houses) at Malecki Construction. 2) No mortgage, but vehicle payment is $240 a month (12 payments left) 3) Loans purpose will be to cover initial costs until first payment from customer, pay for ~$1000 for tools, and allow me to add an employee. 4) My business will provide custom installation of marble/ceramic tile in houses. 5) Loan will fund setting materials for jobs, addition employee, and tools. 6) I desire a 3 year loan but I plan to have it payed off within a year and a half. 7) My business will provide quality installation of custom marble/ceramic tile in kitchens, bathrooms, etc.., I have a verbal commitment from a builder who builds 40 houses a year ($300k and up), a contractor that does remodel work, and two decorators. I'm already booked until February which is when the builder said he will have two houses ready to be tiled. I also wish to add another builder who builds 30-40 houses a year but cannot make the commitment until I can afford to hire an employee. I'm planning to get my dba and liability insurance next week.
What was the delinquency all about 2 years ago?	I was working 60-70 hours a week. Getting married, living with my fiance on weekends and commuting from my parents house for work. After I got married we moved closer to where I was working which fixed the problem.
What is the purpose for this loan? (since you didn't put one) What was the reason for your last delinquency 24 months ago? Please understand the following: We would like to feel more confident in providing funds, but we don't know you and we can only go by your input on the loan description and your responses to questions. So please enter a loan description and discuss your last delinquency in your loan description. Thank you!	The purpose of this loan is to raise capital to start a ceramic/marble tile installation business. The money for the loan will be used to pay for workers comp., tools (~$1000), cover expenses until the business receives payment for product (will take ~45 days), and so I can hire an employee. The reason for the delinquency was because I was working 60-70 hours a week, getting married, living with my fiance on weekends and commuting to my job from my parents house. After I got married we moved closer to where I was working.
I'm still a little hazy on the delinquency. It seems like you are saying that the reason was because you had a lot going on and you forgot a payment. Correct me if I'm wrong. I'd still like details. Can you describe the nature of the account you were delinquent on (ie credit card, cable bill?), how much you were delinquent on paying, how late was the payment, and how the delinquency was resolved. Thanks. Congrats on growing your business, especially during this market.	I was delinquent on my student loan and truck payment. It was my fault that I didn't make the payments on time. It wasn't that I forgot, I had the money to pay it. I was extremely busy and kept telling myself that I would pay it tomorrow. I received some advice about how to budget my time and learned what I can and can't handle.

Member Payment Dependent Notes Series 468988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468988	$3,000	$3,000	14.61%	1.00%	January 4, 2010	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468988. Member loan 468988 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	23.20%
Length of employment:	n/a	Location:	Tampa, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469524	$6,200	$6,200	11.14%	1.00%	January 4, 2010	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469524. Member loan 469524 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.90%
Length of employment:	n/a	Location:	Mission, TX

Home town:	Mission
Current & past employers:	Wal-Mart Stores, Kroger Co.
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > I would like to consolidate my current debt and add a new home improvements to my kitchen.

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,143.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Social security and retirement fund.
What is your source of income (employer) and how long have you had it? Thank you.	My social security and retirement fund.
PLS ELABORATE ON HOME IMPROVEMENTS	I am needing to update my kitchen and replace cabinets, and appliances that are not working properly. This would add value to my home which I own free and clear.

Member Payment Dependent Notes Series 469536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469536	$25,000	$25,000	14.96%	1.00%	December 30, 2009	December 31, 2012	December 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 469536. Member loan 469536 was requested on December 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Dept. Of Justice	Debt-to-income ratio:	24.19%
Length of employment:	2 years	Location:	Middleburg, VA

Home town:
Current & past employers:	Dept. Of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/17/09 > To get a better interest rate and to pay off my credit cards early than I would of been able too.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	38
Revolving Credit Balance:	$13,580.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 469762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469762	$24,800	$24,800	12.53%	1.00%	December 30, 2009	January 1, 2013	January 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469762. Member loan 469762 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Assoc. of Flight Ateendants-CWA	Debt-to-income ratio:	5.90%
Length of employment:	8 years	Location:	Hermitage, PA

Home town:
Current & past employers:	Assoc. of Flight Ateendants-CWA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Have been working for the same company for over 8 years and have an automatic return status to a previous job with a major airline. I have very good job security. Money is to be used for consolidating credit card debt. Cards will be destroyed and accounts closed after balance is paid off. Although I haven't checked lately, I believe I have very good to excellent credit, with no late payments or defaults. I always pay my bills on time.

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you are consolidating credit card debt, but your credit report shows no revolving credit balance. What's up?	Thanks for your question about my credit report revolving balance and it seems a few others had this question as well. I did a balance transfer of credit cards to one main card: American Express. This is where the full balance lies and it is revolving credit. Not sure why that doesn't appear on the credit report. Paying this balance off in 3 years versus paying it off through American Express: American Express has a higher revolving apr and an annual fee of $125. Someone else asked what back-up plan do I have in the event I lose my job. I have a contractual agreement with my former job at a major US airline that allows me to return to that job at any time and maintain seniority (15 years) It's a Union backed contractual guarantee.
You show no revolving credit. What is your debt and to whom? What rates are you paying on the cards? What are your monthly expenses? What is your back up plan if you lose your job to pay off the loan? Can you get your income verified by Lending Club? (contact LC for details) Thank You	Hello yak1, I'm not sure why my credit report doesn't show revolving credit. I did balance transfers of my credit cards to one main card, American Express. The full balance lies with American Express. My Monthly expenses: I have a mortgage that runs $1600. per month, an auto loan that runs $168.40/month, and the usual home utilities, water, gas electric. I just canceled cable TV which saves me $100 per month. I answered your job question in someone else's question. I am guaranteed my previous job at a major US airline, with pay and benefits equivalent to 15 years. I would be more than happy to have my income verified by Lending Club. My job just sent me my end of year direct deposit stub dated December 31, 2009. (obviously not deposited yet, but it shows my Year to Date gross pay.) I will search around the web site and see if I can fax it in to them. I can also send them my American Express statement if that would help.
Even if we assume $1000 per month for utilities food, that's still about $2000 per month unaccounted for if we assume a $5000 per month take home pay. What is your monthly minimum you need to pay on your current balance? Are you supporting any others with your income? Thanks.	The average that American Express requires for the minimum monthly payment is $1800. That is based on the balance that I transferred . I have a wife and a 13 year old daughter that I support. My wife works 1-2 days a week, part time. I sent a message to Lending Club, support@lendingclub.com, and will be forwarding a copy of my year-end paycheck stub along with my American Express statement to them for verification purposes. Hope this helps clarify matters.

Member Payment Dependent Notes Series 469851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469851	$8,000	$8,000	12.53%	1.00%	December 31, 2009	January 1, 2013	January 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469851. Member loan 469851 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	BDC	Debt-to-income ratio:	10.59%
Length of employment:	< 1 year	Location:	PARKER, CO

Home town:
Current & past employers:	BDC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Thanks for considering my loan for funding. I would like to refinance my 2 credit cards before the rates goes to 27.99%. I have been in my line of work for over 10 years and have a solid payment history. If you have any questions please feel free to contact me. Thanks Borrower added on 12/18/09 > Thanks for considering my loan for funding. I would like to refinance my 2 credit cards before the rates goes to 27.99%. I have been in my line of work for over 10 years and have a solid payment history. If you have any questions please feel free to contact me. Thanks

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,304.00	Public Records On File:	1
Revolving Line Utilization:	28.30%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 loan questions: 1- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? 2- Application reflects <1 year (less than 1 year) current employer. Provide three years work history (or school) prior employers? 3- Public Record 93 months ago; bankruptcy, taxes, court judgment, wages lien? Please provide explanation? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.18.2009 @ 5:18 AM ET.	My mortgage is $1800 month and car payment is $249 month. I have been in the same line of work for over 10 years. My previous employer was RNDC for 9 years. The public record on file is from taxes about 8 years ago that have been paid in full for about 7 years. My wife helps with mortgage and car payment her salary which wasn't included is $4000 a month.
Can you give some more details regarding your line of work and if your job is secure going forward? Thank you.	I work on the wholesale side of the fine wine & spirits industry. This business is stable & strong and has been for years.

Member Payment Dependent Notes Series 469950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469950	$6,500	$6,500	14.26%	1.00%	January 4, 2010	January 2, 2013	January 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469950. Member loan 469950 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	fiddlers llc	Debt-to-income ratio:	16.38%
Length of employment:	< 1 year	Location:	MC DANIELS, KY

Home town:
Current & past employers:	fiddlers llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > i plan to use the funds to do a little home improvement, which will raise the value. i have quite a bit of equity in my home . i have lived there 7 years and have never been late or missed apayment. i have never missed apayment on any loan, thus making me a great borrower Borrower added on 12/23/09 > $4275.00 will be enough to complete my project

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,562.00	Public Records On File:	1
Revolving Line Utilization:	57.90%	Months Since Last Record:	23
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,500 HIP loan questions: 1- Position-Role @ Fiddlers LLC is? 2- Mortgage and vehicle payments (if vehicle payment applies) paid per month are $? 3- Application reflects <1 year (less than 1 year) current employer. Provide three years work history (or school) prior employers? 4- Public Record on File from 23 months ago; bankruptcy, taxes, court judgment, wages lien? Please provide explanation? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.19.2009 @ 5:35 AM ET.	my vehicle payment is $303 per month. I do not have a second mortgage. from 2002 to 2008 i owned my own restaurant,which I sold. I then went to work for hyundai of louisville. i have never filed bankruptcy.
Greetings. Would you mind addressing two issues, which I'm certain will be of concern to my fellow investors: 1. You appear to have worked at Fiddlers LLC for less than one year. Would you kindly give us at least 3 years of employment history. 2. You have one "public record" on file, as of just under two years ago. That can be a bankruptcy or child support issue or something similar. Can you please explain what that was all about and how it was resolved. Thank you and good luck on your loan!	i owned my own retsaurant in mcdaniels,ky from 2002-2008 and then went to work for hyundai of louisville. the name of my restaurant was family pizza which i sold
Pleasae explain public record	i was not aware of any public record or any negative report on my credit reports

Member Payment Dependent Notes Series 469988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469988	$16,000	$16,000	7.05%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469988. Member loan 469988 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,083 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	5.80%
Length of employment:	10 + years	Location:	EULESS, TX

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,166.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What type of car are you thinking of getting? Why not get financing through the dealer which would be cheaper than what you would get at Lending Club? Regards; Art	Looking for Jeep Wrangler, 6 cyl, auto trans, hard top, A/C. I'll be checking the financing at the dealer too. One time I found better financing than the dealer had, so I'm just exploring my options.
Has a car been chosen and, if so, can you provide details (model, etc.)? Assume that this is a private sale or from an independent dealer since you are coming to LC?	Hello, I am looking at several different Jeep Wranglers for my son who's graduating high school this spring. Looking at 2000 - 2002 year models. Most I've seen are either privately sold or at independents. I'm still looking though. Having the cash in had before the negotiation would be very helpful
What are your monthly expenses? Can you itemize your $24K debt? Who will be financially responsible for the car payments? You or your son? If your son, how old is he and what is his employment status? Thanks.	I will be responsible for the payments. Monthly expenses: Mortgage $1,129.27 Car Insurance $270.00 Telephone/cable $100.00 Cell Phone $59.00 Electricity $250.00 Water $100.00 3 Credit Cards $544.00 Gas $200.00 Dish network $70.00 I just paid $2000 from a year end bonus on the credit cards, so I'm down to 22K. If I get a loan, then I've got 3k more that will go against the cards. Otherwise, we'll have to get something for my son to drive with that money. Itemize: Transmission $2,500.00 Bathroom $6,000.00 Family reunion trip $4,000.00 Wedding trip $3,500.00 Tires $900.00 Front end work $600.00 Convert top $1,500.00 Billing class $1,100.00 Misc $4,000.00
Thanks for the details. Sorry for the misunderstanding but I was simply looking for what credit cards etc do you have debt with... I'll assume the $544 covers all of your monthly payments on debts. That still leaves about $3K or more of unaccounted monthly expenditures/usage of your salary. If you were simply putting that money away, that would be over $36K per year and no need for you to take out the loan. Can you explain where the extra money is going? Thanks. (Hopefully this is not a duplicate. I found this unsent question on a browser tab, so apparently, I had not hit the Submit button yet.)	Discover, nice low intrest rate Household Capital one Compass Bank. The rest goes to general expenses and paying more on the credit cards. We spend about $1500 a month on just food. Two teenage boys eat you out of house and home. I also have a classic car that if I've got some extra money. I'll put some into it. You also see from my credit I have no lates or delinquencies. Paying the bills comes first. We then make the rest work. I deinfately have enough extra to make a car payment. The extra 3K I wrote about would pay off one of them, so that payment goes to reducing debt.
What is your role at fidelity investments?	I work in the IT department as a Senior Stoarge Administrator. My group manages all the storage and runs all the backups for the open systems platforms accross the nation at Fidelity.

Member Payment Dependent Notes Series 470041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470041	$4,800	$4,800	7.05%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470041. Member loan 470041 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,650 / month
Current employer:	inspired automation inc	Debt-to-income ratio:	7.37%
Length of employment:	10 + years	Location:	NEWHALL, CA

Home town:
Current & past employers:	inspired automation inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks for your help! Borrower added on 12/29/09 > THIS IS A FOR EMERGENCIES CAR , I'M GETTING WITH THIS LOAN, MY JOB IS VERY SECURE, BEEN THERE FOR 15 PLUS YEARS BUILDING MACHINERY, AND ALWAYS LIKE TO PAY BEFORE DUE DATES, CREDIT SCORE SAIDS IT ALL, IT IS BETWEEN 750 AND 800 Borrower added on 12/29/09 > thanks again for your help looking forward to become a lender also, and help other people!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 470186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470186	$16,000	$16,000	7.40%	1.00%	January 4, 2010	January 7, 2013	January 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470186. Member loan 470186 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Peak CMS	Debt-to-income ratio:	21.52%
Length of employment:	5 years	Location:	REDMOND, WA

Home town:
Current & past employers:	Peak CMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > 2003 BMW

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,813.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What model BMW is it, and what is the mileage? Will it have a warranty? Also, what is included with your revolving debt? Thanks	It is a 2003 540iA with all option packages, has 79k miles and is under no warranty. The car has been well cared for by BWM dealer service techs in Seattle and Portland. I don't understand your question about the relolving debt, could you restate it or decribe the included. Thanks
He is asking why you have $18k of revolving debt at a very high ratio to your available limits.	Sorry, I will try to answer: Several of my cards have been used for the business for servers and desktop computers. Reason is, as the managing member of the LLC, I have all the credit transactions on my accounts. The business pays them and in a timely fashion. You will notice the payment history is current.
The revolving debt from your credit history (look above) says $18K. Can you itemize these debts and how much you pay on these debts each month? What are your monthly expenditures?	The answer to the debt is above, so I will cover the monthly expenses here: Mortage payment - $500 Ford Motor Credit - $700 State Farm - $120 Food - $500 Fuel - $100 Misc - $250 This pretty much covers my personal expenses.
The expenses you listed cover approximately $2300 per month. Based on your salary, there's at least $2000 per month unaccounted for. If you're able to put that difference away, you'd be saving $24K per year and not have need for a loan. Is there a way you can account for this discrepancy? Also, are you saying you have no personal debt on credit cards or any other revolving credit? And the $18K reported by the credit bureau are all outstanding business related expenses? When do you expect to be reimbursed $18K by your company? Thanks.	I was incorrect, I do have a fridge I picked up from Lowe's and it is on payments, sorry I missed that. It is $100 per month. This is the final personal debt, I have checked all my accounts. The business is on a one year payment plan for the debt, and it will not be paid to me directly. The business makes these payments directly to the creditor. There are no plans for additional expenses for the business, however there are still 8 months remaining. I am buying material for a new home to be built next fall, and at the current cost of material I did not want to use that cash to buy another car. There is room for the payment on this loan with no issue.
Thanks for the clarification. Just one more question. Mortgage is $500? Does this include escrow? I am trying to reconcile how you have such a low mortgage. Thanks.	No problem, small house, and the land was picked up 21 years ago by my wife.

Member Payment Dependent Notes Series 470190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470190	$5,800	$5,800	8.94%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470190. Member loan 470190 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	Rite Aid	Debt-to-income ratio:	8.00%
Length of employment:	2 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Rite Aid
Education:	Washington State University, class of 2009

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I am currently working at a retail store full-time with an income of roughly $1700/month. I am planning to use the loan to pay off my car payment.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Rite-Aid? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am living with my parents rent free. My job is very stable at Rite Aid where I do customer service and cashering. My total income per month is roughly $1700. My spending are as follow: car insurance ($106/month), Student loans ($350/month), and food it varies from month to month but I am limiting myself from eating out.
IS YOUR INCOME GROSS OR NET	My income would be Gross.

Member Payment Dependent Notes Series 470194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470194	$24,000	$24,000	12.87%	1.00%	January 5, 2010	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470194. Member loan 470194 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Computers Universal Inc	Debt-to-income ratio:	10.00%
Length of employment:	< 1 year	Location:	Augusta, GA

Home town:
Current & past employers:	Computers Universal Inc, ITT Corporation, Inovatech Inc, T-Mobile USA, Five Rivers Services Inc, L-3 Communications, BAE
Education:	Savannah River College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I'll be moving to another country for work as a contractor for 1 year and need funds to cover those expenses. Also, I just completed a 1 year tour in Iraq and Uncle Sam will be wanting his payment for taxes this coming April '10, so I'd like to be ready when that time comes as well. Thank you. Borrower added on 12/25/09 > i just want to thank everyone that has helped fund my request thus far. i ask that anyone else that can assist in helping me get 100% funding, please do so - i would be gratefully indebted to you for your kindness. also, to those investing, my professional involves contracting for the us government in which i have worked various different positions over the world. i have been steadily employed as a contractor for the last 5 years with several different companies, with salaries ranging from just 32k to 217k a year. in my current position my salary is 80k, in which i provide systems administration support for the combined forces command here in korea. what makes me a good borrower is a steady income with a great credit ration which shows that i am a low risk. my previous financial moves thus far has assisted in getting to this point, and the end goal is to be completely debt free. i plan on using the funds in assisting me with a move from seoul to daegu since i have changed positions. also, when i worked in iraq from aug '08-'09, i neglected to put away the proper amount of funds for federal taxes. when april '10 comes around the corner, i expect to have to owe the government a hefty amount and am seeking funds to cover what i think they may ask for. again, i thank you all for your help and will surely return the favor by lending into this community once everything settles down.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,715.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470224	$21,600	$21,600	21.21%	1.00%	December 30, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470224. Member loan 470224 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	US Coast Guard	Debt-to-income ratio:	15.45%
Length of employment:	8 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	US Coast Guard, US Navy
Education:	Excelsior College, NYC College of Technology

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > This Loan is to Consolidate to old credit card loans into one payment for faster payoff. My goal is to increase my credit score and in 4 years purchase my first home.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	50
Revolving Credit Balance:	$10,190.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $21,600 Debt Consolidation loan questions: 1- Pay Grade US Coast Guard is? 2- Expiration Current Contract Date (ECCD) is? 3- 8 years curently active duty- Extending? Or reenlisting? 4- Rent and vehicle payments (if vehicle payment applies) paid per month are $? 5- Credit Report reflects $10,190 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 6- Revolving credit balance $10,000. Loan requests $21,600. Additional approximately $10,500 consolidating what other debts? Advance thanks for ALL answers. Member 505570 USMC Retired Disbursing Chief (RetiredUSMCInvestor) sends 12.19.2009 @ 6:10 AM ET.	Glad to answer. I'm an E-5 going for E-6, In the Coast Guard. 8 years Active duty. I have 3 years left on my contract and plan to extend or reenlist after. My rent is 215 and my vehicle payment is 399 monthly (2years left). I pay a total of $800 a month to CC payments and extra if I can. 10000 revolving balance is on an open credit card. The addictional 10500 will go to a closed CC account that I had a loan transfered to. I am taking a financial course that is helping me with personal finance, and investing right now.
Good luck with your efforts to improve your credit score and purchase a home. Getting rid of credit card debt is a big first step. A few questions please. According to the posted credit report, your outstanding revolving credit balance is just over $10,000, yet you're asking for over double that. Is there other debt that is not shown here, or where else will the money be going? Also, please explain the delinquency of 50 months ago. Lastly, do you intend to remain in the Coast Guard for at least the duration of this loan? Thanks and good luck with funding your loan.	Hello, and thank you. The $10000 is on my open current account and there is additiocal debt that is not listed. I had another credit card that I transfered a loan to and closed. That is why I am requesting the $21500 The delinquency I had 50 months ago, was during a year I took off from the service to go to college for a year. I was accidentally late on a payment, which was reflected in my credit report. I do plan on remaining in the Coast Guard for the term of the loan, yes. Thank you.
Me again. No questions; email's purpose is tell you I am investing to help fund your $21,600 Debt Consolidation loan. FYI- Many small investors combine together and fund Lending Club Person-2-Person (P2P) borrower loans. Borrowers active, or retired w/pension, military very desirable as stable income ensures loans fully repaid in timely manner. Loan's funding pace quickens after LC Home Office (Sunnyvale, CA) verifies reported job-monthly $ gross income. Expect Home Office Employment-Income Verification Team to contact you. Team will specify required documents to provide- LES, IRS Form W-2-1040 Tax Return. Be patient; smaller $ amount loans 100 percent fund fast- typically within 10 days. $20,000 to $25,000 loans 100 percent fund slower- typically within 11-14 days. Final 20 to 25 percent often funds within last 2 days. Best of luck that your loan completes funding quickly. Semper Fidelis (USMC Motto). Member 505570 (RetiredUSMCInvestor) sends 12.22.2009.	Okay, thank you. Happy holidays
Hello, Can you please explain why investors should not have any concerns lending money on your loan. Further, why do you believe without doubt you will be able to repay this loan? Lastly, will you repay this loan even if you fall on hard times? Thank you in advance. Best,	Well investors should have concerns with any investment, it's their right. I understand this. I have already been making these payments divided separately between two accounts. I just need them put into one to pay it off faster. I have been going through hard times before this request and have paid my bills, set up retirement investments and saved some money. I'll continue to do that with this loan, I am building my cache of emergency funds from the request of a financial assessment I completed with USAA. I am in the military, so my pay is guaranteed while I serve, or take any kind of leave. This loan will be repayed before I finish my current enlistment. I hope this answers your concerns. Thank you.
I would like to invest in funding part of your loan. Please convince me that you have gotten a handle on your use of credit so that you will be able to comfortably make payments on this loan without overextending yourself using other credit. Thank you in advance.	I am currently in a financial education course that has change my way of thinking about my finances. I realized that in the past I wasn't smart with money, but now I have new direction and motivation to become more financially literate and responsible. I will not put myself into credit card debt again. I'm starting an additional self employment that will bring in more income to me so that I can use most of it for investing in real estate. Thank you.
Thank you for your prompt reply. I am almost convinced. Just a couple more questions, and please forgive my skepticism. Have you stopped using your credit cards entirely, or are you still using any of them? You say you are starting additional self employment - does the self employment require you to invest money in it to start? Thank you in advance for your answers and your patience answering them.	The questions are fine. I am not using my credit cards. My self employment will be as a mortgage broker and it does not require me to invest any money except for paying fees to get licensed which I've covered with my own money.
Thank you. OK I am convinced you are on the right track. Keep up the good work! I am investing to help fund part of your loan. FYI, you may find the free tools available at yodlee.com and/or mint.com helpful in your quest. Good luck to you.	Thank you very much and happy holidays
What are your current APR % on your credit cards/loans?	16.9 and 15.9
So why are you trying to consolidate at a higher rate? You would actually save money by not consolidating! Just focus on one bill at a time. Start with the 16.9% pay as much as you can afford while just paying the minimum on the 15.9%. When the higher APR is down to a comfortable level start heavy on the 15.9%. Am I missing something?	I am already doing that. I just want to pay them off so I can free up the balance for my credit report and show zero balances on my cards and concentrate on paying one balance. I would be paying it before the 36 months anyway. I'll be done with payment by April 2011
Are you at risk for the credit card interest rates to be increased to say 25% or 29%? Or are the rates non adjustable? Your answer implies which option you should take regarding member 392846 inquiry. I'm investing enough in you to pay for 8 bags of dog food, and my dog is always hungry.	My interest rates are adjustable. I'm not in risk or delinquent with these. My interest rates were just increased for no reason because they're variable.
I' d like to help fund your loan but I can't believe that your rent is only $215 in the NYC area. Please provide details or was this a typo?	Yes my rent is $215. I live with my mother to save money, and her rent is super low. I pay it for her while she attends college.
I don't understand why you would pay 5% more on your balance. It doesn't make sense. Do you understand that Lending Club will show up on your credit report as well. The NET effect of your credit report will most likely be a deduction of your score because your available credit will increase and you will have more inquiries and more recent lines. Anyway....I still need some help before investing in your loan. If you are trying to save money, this is a step in the wrong direction. Tell me where I am wrong, thanks.	I know the rate is a higher, and my score may go down some initially, but as I pay it off and my revolving credit balance shows a zero balance than my score will increase. I am planning on having this loan payed off by April 2011. I will pay a little extra when I get my pay raise next January and accelerate the payoff. It's easier for my to make one payment. I'll have a second income next year that will allow me to add extra money as well. My credit rating and report will eventually benefit more from this than continuing to carry the balances on my credit accounts and slowly paying them down concentrating on one then moving to the other.
Your loan is close to being fully funded. Recognizing the hazards of the variable APR's says to me that you are on track, as so many folks don't quite get that yet. Unlike Member_560710, I don't have a dog - but I have invested enough in your note to pay for several bags of groceries, and I have to eat every day. Do us all a favor - take the full 3 years to pay off the loan, make your payments on time, and Happy Holidays to you.	Thank you. Happy Holidays to you too.

Member Payment Dependent Notes Series 470232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470232	$20,000	$20,000	11.14%	1.00%	December 30, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470232. Member loan 470232 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	photocenter imaging	Debt-to-income ratio:	8.56%
Length of employment:	10 + years	Location:	Burbank, CA

Home town:
Current & past employers:	photocenter imaging
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > deposit for personnel loan Borrower added on 12/21/09 > deposit for personnel loan

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	26
Revolving Credit Balance:	$18,609.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your debt interest rates? Can you explain your delinquency 26 months ago? What's your role at Photocenter imaging?	I have no bad delinquency history in 26 or more months and my role at photocenter is im a IT tech and graphic designer working for this company for the last 15 years

Member Payment Dependent Notes Series 470243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470243	$22,500	$22,500	11.83%	1.00%	January 4, 2010	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470243. Member loan 470243 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	WXYZ-TV	Debt-to-income ratio:	10.89%
Length of employment:	10 + years	Location:	Livonia, MI

Home town:
Current & past employers:	WXYZ-TV
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Experienced landlord seeking funds to rehab existing rental condo. I have managed rental properties since 1984. I have a credit score above 730 and a 100% on-time payment history for the past 25 years. So I represent near-zero risk to any lender. The funds from this loan would be re-paid with the rents from my existing tenants.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,376.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 470260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470260	$24,250	$24,250	11.83%	1.00%	December 31, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470260. Member loan 470260 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.79%
Length of employment:	n/a	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Apple Inc., Walt Disney Co., CNN, Sony Entertainment, ABC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > We are filming a horse documentary on the methods of training horses to olympic levels. I am a fully employed technical writer, TV editor and graphics artist at a major TV company in Burbank. I have an income of 12,000 per month and expenses in the range of 6000 per month. I wanted to fund the project using a personal loan so I could shoot over the next month, taking advantage of the holidays. A very comfortable repayment forecast is to pay this loan off over the next 8 months. Obtaining a personal loan seemed to make the most financial sense since I can appropriately plan for a repayment schedule with no penalties for early payoff. Borrower added on 12/21/09 > Thanks for taking the time to look at my request.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,097.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income? What are your monthly expenditures? Can you confirm that your current revolving credit balance is around $2K? Thanks.	I pay my credit cards off monthly.
What is the length of your employment? How secure is your position? has your company been affected by the economic downturn? Thank you.	I'm under contract so my position is secure. I'm very fortunate that I have not been affected by the economy. I am one of very few people with a skillset that is in demand. I did not buy an expensive house nor do I live beyond my means. So I am lucky. My partner is also amazing and taught me to be very careful with money so I am secure and I have worked hard to get where I am now. Thanks for considering my loan.

Member Payment Dependent Notes Series 470264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470264	$24,000	$24,000	13.92%	1.00%	December 30, 2009	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470264. Member loan 470264 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	4.48%
Length of employment:	4 years	Location:	VENTURA, CA

Home town:
Current & past employers:	Southern California Edison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/09 > Waited for the right one and I've found her. Now we just need the money for our wedding. My fiancee and I both have steady jobs. I have worked for 4 years at my current employer and my fiancee almost 10 years. I work for a large Utility company as a Supervisor. My fiancee works in IT for a Large Pharmaceutical company for almost 10 years. We both have very good credit and will be using this loan for our wedding. My fiancee owns her own home so I only have 2 monthly bills which makes me a very reliable borrower. Thank you in advance for your time.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	54
Revolving Credit Balance:	$656.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 Wedding Expenses loan questions: 1- Supervisory position @ Southern California Edison is? 2- Rent and vehicle payments (if vehicle payment applies) paid per month are $? 3- What other bills do you pay per month? (Be specific including $ amounts.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.23.2009 @ 6:18 AM ET.	I run the meter reader department at the electric company for ventura county. My rent is $400 and my car payment is $278 a month. I have 1 other bill, My credit card which is at $2,300. If you have anymore questions just let me know, I am happy to answerr them
How secure is your position at the company? Has the company been affected at all in the current economic climate? Thank you.	I am in a very secure position as a Supervisor for the largest Electrical Company not only in Southern California but the U.S. We have not been affected by the economy and actually have been continously hiring.

Member Payment Dependent Notes Series 470293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470293	$8,400	$8,400	11.48%	1.00%	December 31, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470293. Member loan 470293 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Valley Learning Center	Debt-to-income ratio:	21.05%
Length of employment:	9 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Valley Learning Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Well...it's almost a new year. I joined Lending Club a few months back to help my family get out of their pickle with their home; everything has worked out for the best; I loved using this program so, now that I am ready to start thinking about better ME for a change, I decided to use this affiliation as a way to do it. I am looking to buy a new car...nothing fancy...or too expensive. I haven't picked out anything specific but, with what I have saved and a little help from Lending Club, I am pretty sure I should be able to get something reliable, smart and affordable w/o the hassle of creepy car loans and dealers. Please refer ANY questions you have to me and I will get back to them as quickly as I can. Thanks for your time and assistance! :)

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please clarify if you currently have a loan from Lending Club and if so what the amount is and how long you have had it? Regards; Art	Hi! Yes...I do have a previous loan through Lending Club. I got it 6 months ago to help my family get back on track (my parents were trying to float two homes while trying to help care for a family member). My experience was such a positive one that I am back! :)
With your credit score it would seem to me like you'd get a better interest rate for a new car through a local bank than the 11.48% you'd get at Lending Club. Am I missing something?	I am very hesitant to use banks in general for anything other than general savings and checking account activity. It's a fear that has been passed down within my family.
Please respond to the following: What are your responsibilities at Valley Learning Center? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi! I am a Kindergarten Teacher. I have been teaching at my school for 9 years. I am the sole wage earner...but I am single and live alone. I live pretty modestly, I pay rent and utilities (approx $500) and prefer to eat in most of the time. My student loans are paid off, I keep my credit card balances low and the car I own now is paid off as well. Although I consider myself very lucky and do not anticipate job loss, I have enough in my savings to keep me housed and fed for approx 6 months. Thanks for your questions! :)
Thank you for your response. Can you give us the loan number on your other LC loan? How much do you have remaining on that balance?	I am little leary about posting my loan number...perhaps this is another clear example of my paranoia that also has me avoiding banks..;) I will however, provide you with the following: My original loan was for 6,000. I make monthly payments of 196. a month and all payments have cleared on time. I have paid just a little more than 20% of the amount owed and actually plan on having the entire loan within the next 10-12 months depending on my tax return. :)

Member Payment Dependent Notes Series 470362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470362	$21,000	$21,000	8.94%	1.00%	December 30, 2009	January 4, 2013	January 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470362. Member loan 470362 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.42%
Length of employment:	n/a	Location:	los gatos, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470433	$15,000	$15,000	11.48%	1.00%	December 30, 2009	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470433. Member loan 470433 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Bethune Cookman University	Debt-to-income ratio:	24.97%
Length of employment:	< 1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	Bethune Cookman University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > Other important info... My Position is Assistant Professor of Political Science....Before that I was an Academic Advisor at FIU in Miami for 2.5 years and before that I was a Teaching Assistant at FIU in Miami for 4 years (as I obtained masters/doctorate while in school).... 2. My portion of Rent is 550 and Car Payment is 543. This loan would be 494...so thats about 1550 going out while about 3430 is coming in. 4. Yes, credit report shows 14,630...I've been paying about 500 a month last two months. However, the purpose of the loan is to pay off the 14, 630 immediately. That is where I am sending the loan money. Replacing the interest offered here with the interest rate of the credit card. thanks Borrower added on 12/27/09 > Also, I should make an additional $4,000 teaching in the summers. That pretty much has a 95% chance. Its income that cannot be verified unfortunately. This is because there always is a chance the classes could have underenrollment and have to be canceled.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,630.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Professor; Re: $15,000 Debt Consolidation loan questions: 1- Position-Role @ Bethune-Cookman University is? 2- Rent and vehicle payments (if vehicle payment applies) paid per month are $? 3- Application reflects <1 year (less than 1 year) current employer Bethune-Cookma University. Provide three years work history (or school) prior employers? 4- Credit Report reflects $14,630 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.23.2009 @ 6:04 AM ET.	1/3. My Position is Assistant Professor of Political Science....Before that I was an Academic Advisor at FIU in Miami for 2.5 years and before that I was a Teaching Assistant at FIU in Miami for 4 years (as I obtained masters/doctorate while in school).... 2. My portion of Rent is 550 and Car Payment is 543. This loan would be 494...so thats about 1550 going out while about 3430 is coming in. 4. Yes, credit report shows 14,630...I've been paying about 500 a month last two months. However, the purpose of the loan is to pay off the 14, 630 immediately. That is where I am sending the loan money. Replacing the interest offered here with the interest rate of the credit card. thanks
Can you provide some info on the debt you are consolidating including interest rates and monthly payments?	Credit card interest rate right now is 20% APR and I'm suppose to pay around 300 a month. I've paid 500 last two months. This is a better offer here at 14 percent. Other info...some have asked..so in case its necessary... My Position is Assistant Professor of Political Science....Before that I was an Academic Advisor at FIU in Miami for 2.5 years and before that I was a Teaching Assistant at FIU in Miami for 4 years (as I obtained masters/doctorate while in school).... 2. My portion of Rent is 550 and Car Payment is 543. This loan would be 494...so thats about 1550 going out while about 3430 is coming in. 4. Yes, credit report shows 14,630 owed...I've been paying about 500 a month last two months. However, the purpose of the loan is to pay off the 14, 630 immediately. That is where I am sending the loan money. Replacing the interest offered here with the interest rate of the credit card. thanks
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi. Yes, another wage earner (fiancee) and our combined income is 66,000. In case of job loss..... I would go back and borrow against my credit card. That would be my only recourse. I want to have excellent credit to buy a house so I pretty much wont let anything hurt my credit score.
Me again. No questions. Email's purpose is tell you I am investing to help fund your $15,000 Debt Consolidation loan. FYI- Many small investors combine together and fund Lending Club Person-2-Person (P2P) borrower loans. Borrowers active, or retired w/pension, in academia-education very stable income ensures loan fully repaid in timely manner. Loan's funding pace quickens after LC Home Office (Sunnyvale, CA) verifies reported job-monthly $ gross income. Expect Home Office Employment-Income Verification Team to contact you. Team will specify required documents to provide- Pay Stub, IRS Form W-2-1099-1040 Tax Return. Be patient; smaller $ amount loans 100 percent fund fast- typically within 10 days. $15,000 to $25,000 loans 100 percent fund slower- typically within 11-14 days. Final 20 to 25 percent of loan often funds within last 2 days. Best of luck that your loan completes funding quickly. I'm in Virginia Beach, VA. Norfolk State University, Norfolk, VA is long-time MEAC athletics competitor. One arch-rival is Bethune-Cookman University. NSU current head footbal coach was former long-time BXU assistant football coach. Semper Fidelis (USMC Motto). Member 505570 (RetiredUSMCInvestor) sends 12.23.2009 @ 2:54 PM ET.	Hi, Well, thank you so much for everything and for explaining how the process works. Nice to see the BCU connection. I like it at BCU thus far. Really enjoy the students. Have a great holiday.

Member Payment Dependent Notes Series 471016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471016	$24,000	$24,000	12.87%	1.00%	December 31, 2009	January 5, 2013	January 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471016. Member loan 471016 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	NPMI	Debt-to-income ratio:	19.06%
Length of employment:	10 + years	Location:	Suwanee, GA

Home town:
Current & past employers:	NPMI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/09 > Looking for a short term loan to consolidate debt incurred from medical expenses. Excellent Borrower, never missed or late on a payment

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$156,798.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info on the monthly payments you are currently making towards your debt ?	these revolveing debts were incurred due to medical expenses. we maxed our our home equity line and then had to play credit card transfer so pay off all the doctors/hospitals. we are curently paying the minimum payment on every card, except 1 where the minimum payment is $300 and we pay $800 towards each month. when that is paid off the $800 will go to the next one. Most of our CC's are at permenant low interest rates, with the exception of 3. again, paying what we owe is very important to me, that is why i chose to go into massive credit card debt so that people were paid on time and in full. We have never missed a payment or been late.
Please explain the $156K revolving credit balance. What loans is it made up of? Thanks.	As in another answer it is credit card debt that was incurred due to medical hardship. this loan will go directly towards the credit card debt, to help pay down some of the cards that are at extremely high interest rates. If interested, the accounts that will be paid toward are the 3 capital one accounts.
What is your job and how secure is it in this economic environment? Thank you.	I am the Director of Strategic Export for an organization that is one of the top in it's field. I have 10 years with this organization and am in the top 10% of employees. I have no doubt that my job is secure and will continue to grow. While no job is recession proof, I believe my job is in a good place right now.
Thank you for the reply. I had one more question. Did the person involved not have medical insurance? or was the debt for someone else? Since you've had the job for 10 years, just wondering how you ended up in debt. Thank you. I have funded part of your loan.	it was for my father who was short of the medicare age and out of work. when you lose your career at that age it is hard to start over. it was a difficult decision, but as a family you have to stick together. i will say that the hospitals and doctors did help us defray some of the costs, but medical costs are very expensive. thanks for helping us out by funding part of this loan.

Member Payment Dependent Notes Series 471162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471162	$20,000	$20,000	14.26%	1.00%	January 4, 2010	January 6, 2013	January 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471162. Member loan 471162 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,838 / month
Current employer:	Department of State	Debt-to-income ratio:	24.77%
Length of employment:	7 years	Location:	Dulles, VA

Home town:
Current & past employers:	Department of State
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > My annual salary is: Dept of State sal $77,852 Plus $16,189 from military retirement pay. I am a good borrower because I have borrowed and paid back these sums of money before. I plan to use the funds for medical treatments for my wife. My budget fluxuates depending on what embassy I am working at. I work for the U.S. government the job is very stable (the whole country would have to go under for me not to be employed.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	27
Revolving Credit Balance:	$17,816.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471174	$7,500	$7,500	7.05%	1.00%	January 4, 2010	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471174. Member loan 471174 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	ICR	Debt-to-income ratio:	0.85%
Length of employment:	< 1 year	Location:	ALLEN, TX

Home town:
Current & past employers:	ICR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$797.00	Public Records On File:	1
Revolving Line Utilization:	31.90%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide information about the car you are purchasing?	Volvo S60 with 70,000 miles. I will be the second owner.
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Previously worked for EDS (Ross Perot) company and Docucorp. These were my only 2 employers. I stayed with these 2 companies 20 years. Recently transitioned as part of reinventing myself. Performing Analyst role before I begin managing group.
What is your position at work? Since you've worked there less than 1 year, where did you work before that? I assume you'll be contacting Lending Club to verify your income? What are your monthly expenditures? Can you confirm that your revolving credit debit is less than $1K? And to confirm the purpose of the loan, the money will be used to buy a used Volvo? Thanks.	Analyst. Worked for EDS/Docucorp 20 years. This is 3rd job. Loan is for the Volvo and yes I have verified expenditures with lender.
Sorry, you misunderstood the question. In a peer-2-peer environment, we (the ones who are asking the questions) are your lenders. We are the ones providing you money and thus we want to make sure you are in a position to pay back the loan. One way to do this is to have an understanding of your current financial situation, such as what are your monthly expenditures and how much you are currently in debt. The more information you can provide, the more comfortable the lenders will feel that you will be able to pay back the loan and thus the more willing they are to fund your loan. So back to my questions, since I am not sure what your answers meant: (1) Will you be contacting Lending Club so they can confirm your income? Once they do this, they will mark your salary as verified, which they have not done yet. (2) What are your monthly expenditures? and (3) What is your revolving credit? I assume this is probably your credit cards, but wanted to validate also that you do not have a HELOC (home equity line of credit) or other debt. Thanks.	Sorry, I misunderstood the process. I have a gas card that I pay in full monthly. I have a mortgage and this is my only monthly obligation. No, I don't have a HELOC. I have other income that I typically do not list because it is royalties from oil wells that were handed down to me. These fluctuate in various checks from 50 - 200 per month.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the public record that appears on your Credit History above (63 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Not sole wage earner. My wife earns an additional 1800 per month. Mortgage 1800, food 250, utils 400 No loans. Public record should also indicate the balance was settled and paid. No HELOC. In the event of job loss, I can pull from savings or 401K or oil revenues or side business.

Member Payment Dependent Notes Series 471184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471184	$14,000	$14,000	12.87%	1.00%	January 4, 2010	January 6, 2013	January 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471184. Member loan 471184 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	nypd	Debt-to-income ratio:	22.29%
Length of employment:	9 years	Location:	staten island, NY

Home town:
Current & past employers:	nypd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > thank you

A credit bureau reported the following information about this borrower member on December 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,039.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Please elaborate on the 4 recent credit inquiries? Thank you.	to off bills for brother
Can you confirm that the purpose of your loan is to consolidate your revolving credit debt? Can you itemize your monthly expenses? Can you itemize your revolving credit balance, including current interest rates and monthly payment amounts? An additional $500 per month will be a strain on your budget, so I am assuming your plan is to offset this additional financial obligation with the elimination of your credit card payments. Thanks.	yes
I guess I'm gonna have to turn on the bright lights for this one...LOL. 1) What is your position with nypd? If police officer, what rank (e.g. regular patrolman, detective, etc). Or are you a dispatcher or something? 2) Please advise what you will be using the loan for and why you "needit"? 3) Please list all expenses that you are responsible for monthly, as well as all CCs that amount to your $12k debt and their interest rate [what you pay monthly, the interest rate on your card and the current limit on your cards]. Thanks and Merry Christmas.	police officer in community relations. and it will be used to pay off credit card debt
Purpose of loan? What do you do for NYPD? Thanks for answering.	to pay off bills. community relations
So you want to borow $14,000 for "other". Can you be a little more descriptive?	pay of credit card bill and brothers loan
Is your brother repaying you? If he pays you absolutely nothing, would you be ready willing and able to make all the loan payments from your own funds? Thank you in advance for your answers.	Yes I would. I just wanted to take care of it.
The request to itemize your monthly expenses and outstanding debt was not intended to be a yes/no question. Lenders would like to understand if you have your budget under control or if you're in over your head and unable to pay back the loan. Thanks.	okay. i pay my cell phone bill which is 247.00/car note is 274/car insurance is 222/rent is 600.00
NYPD officers start at over $45k per year. With 9 years under your belt your pay should be over $90k per year w/o overtime. Personally, I think your answers are way too evasive for me to take even a $25 gamble. Good luck.	Okay. But i came in a jam with more brothers. but i understand.

Member Payment Dependent Notes Series 471321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471321	$15,000	$15,000	14.26%	1.00%	December 30, 2009	January 6, 2013	January 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471321. Member loan 471321 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Emerson	Debt-to-income ratio:	9.65%
Length of employment:	9 years	Location:	EL PASO, TX

Home town:
Current & past employers:	Emerson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > This loan is to fund an addition of a closet and extend a bathroom at my house

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,516.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Emerson? How has Emerson been affected by the economic downturn, and how secure is your position? Thank you.	Emerson is a very solid company, it has several divisions and sectors, as any company it has been affected by the economy; but it would go trough this downturn. My position is secure, we are seeing on 2009 a 35% upside on demand on the products we make and will continue on 2010, I'm hiring for 2 positions on 2010
1) According to your credit report you had 4 credit inquiries in the last 6 months. Could you please explain. 2) Can you tell us a little more about your job: position, stability, how the company is doing, etc. So we get a sense that you will be able to repay this loan. 3) Is your home fully paid, or do you still have a mortgage? Thanks and good luck with the funding!	I work for Emerson and the company is doing very well, the division I work is doing great. I expect to get a bonus of 8K at least on February, the money will be used for home improvement project, I want to increase the size of the master bedroom. My mortgage is $78K and the house's value is $160K, with the improvent should go up on value at least $20K I intend to pay this loan in 12 months max, I'm cancelling credit cards with 25-29% APR (almost all)
Can you please let us know what your job is? It sounds like you're a manager? What kind of manager? What sort of division and work? Thank you.	I'm a Materials Director, for the Emerson Climate Technologies Division.

Member Payment Dependent Notes Series 471358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471358	$9,000	$9,000	7.05%	1.00%	December 31, 2009	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471358. Member loan 471358 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	NetApp	Debt-to-income ratio:	4.98%
Length of employment:	9 years	Location:	DANA POINT, CA

Home town:
Current & past employers:	NetApp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I plan to buy a used BMW sedan from a private seller for $9000-$12,000 and want to finance. My bank will give me a 6.5% rate for model years 2004 or newer, but charges 10-11% for older models, and I'm probably looking at a 2002/2003 car. Borrower added on 12/29/09 > Also if I buy from a private seller (non-dealer), my bank requires the seller to come in person with me to one of their branches before they will fund the loan. And they will not fund for a car with a salvage title--some of the newer (2004/2005) cars I'm looking at had minor collision damage that has been fully repaired but still carry salvage titles so cannot be funded by my bank's auto loans.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,433.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at NetApp? What are your monthly expenditures? Can you confirm your revolving credit balance is around $4K? Thanks.	I am a Sr. Alliance Manager at NetApp. My revolving credit balance is now lower, about $3K. Monthly expenditures average about $7,200, which covers rent, utilities, insurance, groceries, gas, one car payment ($440/month), toys, entertainment, eating out, and savings contributions. Most of the rest of my income is deducted automatically from my paycheck to cover taxes, 401k contribution, health insurance premiums, ESPP, etc.

Member Payment Dependent Notes Series 471366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471366	$10,000	$10,000	12.87%	1.00%	December 31, 2009	January 7, 2013	January 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471366. Member loan 471366 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Homeland Security Solutions, Inc	Debt-to-income ratio:	11.75%
Length of employment:	1 year	Location:	STAFFORD, VA

Home town:
Current & past employers:	Homeland Security Solutions, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > Will be using this money to consolidate my debt into one lower monthly payment. null

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	20
Revolving Credit Balance:	$703.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused your deliquency 20 months ago?	I hit a rough spot where I had to resign from a job due to a shoulder injury (sheriff's office) and was just starting a new job and I just plain old didn't have the money to pay that bill on time. I am very consciencious about paying my bills on time and haven't missed a payment since that time.
I noticed that your listing shows a revolving credit balance of $703.00. Could you please list the types and amounts of debts you plan to consolidate under this loan? Thank you.	3 credit card accounts, care credit account, and a loan for my dental work.
What are the balances on each of those debts? Thank you in advance.	credit cards: 4,000; 1,900; and 700. Care credit account: 700. Dental Loan: 3,100
What are your current monthly expenditures?	mortgage $950; House bills $400; personal bills (credit cards/bills, car payment, cell phone, etc) $700. I have a rental income of $1000 a month and am trying to put money into a savings account but I can't seem to get out from under my credit card payments due to the very high interest rates (at least 20% on each card).
Does the reported $3667 gross income include rent income? Your total expenditures only total around $2050/mo which would leave enough extra to get out from debt. Seems like you have no car payments. Is this correct? What about health and car insurance? (I assume the mortgage includes escrow.) Can you explain why you're not able to apply the extra to knock down your revolving credit balance?	well my actual income is $2600 a month (the 3667 is before taxes). My car payment is $220/month, car insurance is $500 every 6 months which I pay in a lump sum every 6 months, my HOA fees are $70/month, and my health insurance is paid for by my employer. I get $1000 a month from my renters but that just repays me for the mortgage payment. I just bought my house a few months ago-it was a foreclosure--so a lot of my extra money has been going into fixing my house and then with the christmas holiday, I haven't been able to put much toward my credit cards. After the new year, I will be able to buckle down and do more but I want to be able to consolidate my debt so that I have a lower monthly payment--with consolidation, I would pay $336/month whereas right now I am paying (for the 5 accounts I mentioned in a previous answer) around $400 a month but the interest is so high on 3 of my cards that I barely make a dent by paying the minimum payment. I hope to pay more than $336/month on this loan, when I can, and the interest rate won't kill me on this one but I also want to put some money in a savings account. Starting mid 2011, I will have to start repaying my student loans (from undergrad and grad school) which will add another $300-$400 onto my monthly bills which is why I want to start putting some money away but also have a consolidated debt loan that will not kill me in interest. Hope this helps!
Thanks for the answers. Just one more point of clarification. The rental property is a separate property which is still being paid? So you have two mortgages? Each around $1000? Thanks.	No, no,no. I rent out two rooms in my house and the roommates pay me $500 each. So if someone moves out then I will be down $500. Because of that I try to be careful to make sure I always have enough money set aside for an emergency--I rent to military guys and they can get called away at any time, so I have to have money set aside in case that happens, which is another reason why I want to be able to put money into a savings account! I am able to pay my mortgage on my own if I need to, however, money would be extremely tight if that were to happen! Thanks!

Member Payment Dependent Notes Series 471512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471512	$1,000	$1,000	8.94%	1.00%	December 31, 2009	January 7, 2013	January 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471512. Member loan 471512 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	n/a	Debt-to-income ratio:	0.25%
Length of employment:	n/a	Location:	san gabriel, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$165.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide investors with more information about your job. Where do you work and how long have you been at this job? Given your income why would you be carrying a credit card balance of $1,000 and why does it not show up on your revolving credit balance? I would very much like to invest in your loan as your credit otherwise looks great. Your answers are appreciated.	I currently am retired, but my wife works. With my income I carry a balance with the amex card, I don't really need the money as I have savings, but I want to try out lending club because of the latest amazon promo so I decided to use the money to pay off my credit card.

Member Payment Dependent Notes Series 471517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471517	$18,000	$18,000	8.94%	1.00%	December 30, 2009	January 7, 2013	January 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471517. Member loan 471517 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,667 / month
Current employer:	Citibank	Debt-to-income ratio:	0.65%
Length of employment:	10 + years	Location:	Darien, CT

Home town:
Current & past employers:	Citibank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/09 > I have a very secure/well paying job, as well as having savings/investments that will be used to back up this loan.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,096.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It is ironic that the institution where you work used the leverage of bad debt to badly damage our economy and now you turn around and may do the same thing at a personal level. You do realize that Lending Club seriously underestimates the rate of defaults. If you lose your job or your loans default, won't you simply stop paying back on this loan? Is the salary you show per month solely yours or does it include your spouse's? Do you pay off your credit card debt every month? Outside of your first mortgage what is your total debt (including any HELOC)? I sure hope you are more honest than the institution you work for.	If I lose my job (for which I have worked for 35 years), I have an investor account on Lending Club which can be used to pay off the loan. The monthly payments from LC notes far exceeds the monthly payments on this loan. The salary is household income, which does include my wife's income. However, most of the income is mine as she makes <20K annually at a part time job. I have no credit card debt, the debt amount must be purchases for this christmas season + extra from I don't know where. I pay off my CCs off every month in full to avoid the interest rates. My total debt is $0, which makes sense since I wouldn't invest money if I were in debt.
What is it that you plan on using the intended funds for? Were you one of the one's selected for the offer from lending club?	As a premier investor, I was selected to take part in Lending Club's offer. I will invest all of the $18K in Lending Club Notes. LC will reduce the APY by 4%, so I'd be paying around 5% interest on the loan.
Can you please verify your income through LC?	I just sent in my W-2 form. Thanks
What do you do for Citibank?	I work in the finance area in the commercial bank.
I just want to make sure I understand the purpose of the loan correctly. You are reinvesting it in LC loans, so it is essentially for a Lending Club carry trade?	Yes, I will be reinvesting in LC loans. Thanks

Member Payment Dependent Notes Series 471535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471535	$7,850	$7,850	16.00%	1.00%	January 4, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471535. Member loan 471535 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	17.18%
Length of employment:	< 1 year	Location:	STEPHENS CITY, VA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Debt consolidation and auto down payment payoff

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $7,850 DC loan questions: 1- Position-Role @ Lockheed-Martin is? 2- Vehicle payments (if vehicle applies) paid per month are $? 3- Application reflects <1 year (less than 1 year) current employer. Provide three years work history prior employers or school? 4- Credit Report reflects $4,339 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.30.2009 @ 6:00 AM ET.	1) Computer Support Technician 2) $400 currently but I am going to refinance 3) 4 years as Computer Support Technician at Tire Outfitters; completed 2 year associate degree; pursuing Bachelor's degree in Information Security (IT) 4) I pay about $400 in CC payments/month but I want to combine them all into one payment so I don't have to pay small amounts numerous time each month. Thank you very much
Your position at Lockheed? Since you have been there for less than a year, what was your previous employment? Thank you in advance.	My position at Lockheed is Computer Repair Technician. My previous employer was Tire Outfitters which I held the same position for 4 years. thank you
Please describe your living expenses.	I live at home with my parents. I pay no rent and really only have this loan and my car to pay. Thanks.

Member Payment Dependent Notes Series 471556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471556	$20,000	$20,000	11.48%	1.00%	January 5, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471556. Member loan 471556 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Dlubak Corporation	Debt-to-income ratio:	11.14%
Length of employment:	3 years	Location:	#101, PA

Home town:
Current & past employers:	Dlubak Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am a second time borrower with 733 FICO credit rating. My previous loan was posted and paid early, never deliquent on any payments (personal or lending club). I am looking to take advantage of the lower rates in P2P lending to consolidate all of my debt. Thank you.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,080.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you used LC before you know the usual questions but I'll ask them any way. Why do you need $20K you only show $8K in RC? What are the rates on these debts? What are your monthly expenses? What is your back up plan to pay off the loan? Are you the only wage earner in the house hold? Thanks	Thank you for your question. Although my personal RC is $8k, my wife's CC is slightly above $10k on a BoA CC with an interest rate of 19.8%. My wife also works as a teacher for a private school with an income of $35k/annum. Monthly expenses include mortgage (2200), 2 cars (500), CC (500), Student Loan (500), food & utilities (550) and general misc. expenses (ie. restaurants etc.). We are aggressive in our 401k, and we also save 529 for our newborn baby. Our backup plan, for any debt that we carry, is to first make sure we can pay off the debt aggressively within 2 years, and second to have enough in our savings so that we never default on anything should our job status changes. Thus far, we have enough in our savings to cover this loan, as well as approx. 8+ months of living expenses.
Hi: Your revolving balance is shown as around $8000. Is this accurate, and if so what is the balance of the loan for? Thanks.	Thank you for your question. Please read my answer to the question above.
Please respond to the following: What are your responsibilities at Dlubak? What is the loan number on your first loan? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You are requesting a loan for $20,000 yet show only $8,080 in Revolving Credit above. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Due to privacy reasons, all I can say is that I am an executive at the company with a very stable job status. I am not the sole wage earner, as my wife works as a teacher. Combined we make over $150k per year, including bonuses. We do not have a second mortgage. Please refer the question above for answers to the rest of your question. Thank you for bidding on my loan.
Also, your location lists "#101, PA". What city, state are you in?	Thank you for your question. I am located in Pittsburgh, PA. I am not sure why LC lists my address as #101, PA.
Do you know the loan ID of the previous loan? (Or what was the screen name you used?) Or approximate timeframe and loan amount?	Thank you for your question. The first loan was for exactly 1000 and it was paid off within the first year. I do not recall the ID# of the loan. It was for a nominal amount to build my credit and trust with LC. Therefore this loan listing reflects my confidence in LC as a legitimate source of loans and investments for the future.
Thanks for the info. A loan of $1000 may help give you confidence as a borrower, but does not change the confidence level of lenders. Anyway, based on your recorded expenditures, I cannot seem to account for about $3K per month. How much are you contributing to your 401K and 529? Where does the surplus go? Since you have surplus in your income, what caused such high debt on your credit cards? What has changed to ensure this doesn't happen again once you've gone back to 0 balance on your cards through this loan? Thanks.	Thank you for your question. As I've stated in a previous answer, the debt that I now carry is mainly due to my wife's previous expenditures prior to our marriage that she has carried. Our contributions to our 401k and to our baby's 529 plan is certainly more than an average American would contribute since we both started our retirement plans late in our lives. Some of the aforementioned surplus goes into straight savings, some into charities that we both believe in. We also pay estimates of our taxes quarterly so we really do not have the opportunity to save very much in the end when you take into account of all the debt and expenditures. My wife understands the importance of good credit and financial management as both a newlywed and a new mother of our beautiful child.

Member Payment Dependent Notes Series 471567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471567	$10,000	$10,000	11.14%	1.00%	January 4, 2010	January 8, 2013	January 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471567. Member loan 471567 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	CST Technologies LLC	Debt-to-income ratio:	22.08%
Length of employment:	1 year	Location:	THURMONT, MD

Home town:
Current & past employers:	CST Technologies LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/09 > need funds to purchase equipment

A credit bureau reported the following information about this borrower member on December 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	62
Revolving Credit Balance:	$6,934.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type of business and type of equipment? Can you describe the delinquincy (62 months ago) on the report?	Telcom installation company, need to purchase telcom equipment, didn't see the report so I dont know what the delinquincy 5 years ago was.

Member Payment Dependent Notes Series 471580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471580	$2,500	$2,500	11.83%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471580. Member loan 471580 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,333 / month
Current employer:	Expert Consultants Inc	Debt-to-income ratio:	8.45%
Length of employment:	5 years	Location:	FREDERICK, MD

Home town:
Current & past employers:	Expert Consultants Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > Would like to start the new year off my adding a few nice home improvements.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	13
Revolving Credit Balance:	$399.00	Public Records On File:	3
Revolving Line Utilization:	39.90%	Months Since Last Record:	51
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471831	$10,000	$10,000	11.14%	1.00%	December 31, 2009	January 8, 2013	January 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471831. Member loan 471831 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	The Weston Group	Debt-to-income ratio:	16.21%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	The Weston Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/09 > This loan is to consolidate 2 different credit card payments into a simple monthly withdrawal at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	81
Revolving Credit Balance:	$29,682.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide some info on the debt you are consolidating including interest rates and monthly payments?	This loan is to consolidate the following debts: AMEX CC- $6200.00 @ 17.24% Chase CC - $4664.67 @ 15.5% Both have a minimum payment of around $100, but I always pay over that to bring the outstanding balance down. Most of this was accrued by medical and dental expenses that were not covered by my insurance.

Member Payment Dependent Notes Series 471847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471847	$2,500	$2,500	12.53%	1.00%	December 30, 2009	January 8, 2013	January 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471847. Member loan 471847 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Sunshine Transport	Debt-to-income ratio:	9.52%
Length of employment:	< 1 year	Location:	SNELLVILLE, GA

Home town:
Current & past employers:	Sunshine Transport
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,987.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Well, before Sunshine Express, I worked for HomeDepot for a little over two years. I worked there part-time while going to school full-time. I am currently working at Sunshine full-time.
What would be the purpose of your loan?	Auto purchase.
What is the Delinquencies it is showing on your record?	No delinquency...

Member Payment Dependent Notes Series 471912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471912	$21,500	$21,500	11.83%	1.00%	December 30, 2009	January 8, 2013	January 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471912. Member loan 471912 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,667 / month
Current employer:	n/a	Debt-to-income ratio:	24.20%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472039	$4,800	$4,800	12.18%	1.00%	December 30, 2009	January 8, 2013	January 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472039. Member loan 472039 was requested on December 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,500 / month
Current employer:	nizza corp.	Debt-to-income ratio:	17.21%
Length of employment:	9 years	Location:	west palm beach, FL

Home town:
Current & past employers:	nizza corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/09 > I own 4 houses and 9 condominiums, I will be buying a duplex which was built a few years ago.real estate prices are good. Borrower added on 12/25/09 > will buy a duplex at very good price, I own 19 real estate properties.

A credit bureau reported the following information about this borrower member on December 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$184,938.00	Public Records On File:	1
Revolving Line Utilization:	47.30%	Months Since Last Record:	71
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the public record on file? Thanks.	Type your answer here.I do not know the public record, would you please help me , but a longer time ago, one tenant failed to remove a judgement for about $250.00, (part of the security deposit)She got the security funds, but did not bother to follow the judge instruction to remove it Note: i own many houses and condos.Thanks! raymond
Please detail the $184000 in revolving credit.	Type your answer here.Hi: The amount consist mainly from equities loans on my houses and condos.I own many R.E. properties.Thanks! Raymond
Can you list the price of the property you planning to buy and from where the rest of the money is coming? bank loan? and this is a down payment?	Type your answer here.Hi:I am on the buyers broker list, the duplexes are in florida and are REO.there is a bidding war on these properties and it is the bank`s game, who is the owner.i also have mine own reserves.Thanks!
What is your position at your company? How much time does your properties take away from your work? What are your personal monthly expenditures (mortgage, car payments, car/health/home insurance, etc) How much are you putting away in 401K each month? What is the total amount each month for mortgage payments for your 13 properties? How many are currently unoccupied? Of those which are occupied, what is the total rent coming in? How many of the properties are paid for? What is the property tax amount due for those properties? Thanks.	Type your answer here.Hi: I manage all my properties and all are always occupied because i put an exra effort in it.My financial formula is simple;receive more money than you spend.Thanks1
What is the total amount each month for mortgage payments (PITI) for your 13 properties? What is the total rent coming in each month? What is the total of other expenses are you paying each month for the properties, such as utilities, maintenance, repairs, fees, property management, etc?	Type your answer here.Hi: The rent covers all expenses and there is a positive cash flow.I manage everything myself, including fast evictions. Thanks!
How much do you cashflow each month from the rentals? Actual cash flow, not predicted. Thanks!	Type your answer here.There is a positive cash flow,but the real purpose of holding the real estate will be Capital gains, 3 years from now,when the properties will sell again at higher prices.Thanks!
I understand the capital gain goal (although I usually roll over properties in 1031's for tax reasons), but what I am asking is, what is actual cash flow each month from the rentals you have right now? Thanks in advance.	Type your answer here.Hi: I do not calculate everything separately, but I receive more than I have to spend.Thanks!
I'm sorry, but I have a problem with you not knowing what your cash flow is, especially when you have ~ 185K revolving credit balance, and with at least 1 public record in your past, and a fairly high DTI. In order to be confident that you are ready willing and able to make the payments on this loan I would have to know what your monthly expenses are on your properties, and how much to take in each month from them. Thanks in advance.	Type your answer here.the revolving credit consist mainly from home equity loans, when i purchased some condos, I used only my money, and than the bank gave me equity loans only, therefore avoiding any expensive closing cost.If you do it this way, using only your funds to purchase,and after that you get an equity loan for the already paid for property, you do not pay any closing cost, saving thousand of dollars, however you need to have the money first, and after that you pull it out thru the equity loan, without the closing cost.thanks!Note:The equity loan would be the only loan on the property.
I understand what HELOCs are. The question is, what is the total the monthly expense (including HELOCs) of all your properties, and what is the total amount of money you take in each month from the properties. Just rough figures.	Type your answer here.Hi:i do not analize the R.E. operation, there ia a positive cash flow, and when the R.E. market will get better , there would be capital gains, how much, let the market decide.Thanks!
If you don't know what your cash flow is, how do you know it is enough to make payments on this loan?	Type your answer here.i always can make the payments, because I keep a big reserve in the cd at the bank, but do not need to use it.Thanks!
Why the high DTI?	Type your answer here.Sorry, what is the DTI ? Thanks!
Your DTI? It is 17.21% Or are you asking what DTI means? DTI is Debt-To-Income - a ratio of total monthly debt payments divided by total monthly income. It is often looked at as a measure of the level of lending risk. Generally speaking, the lower the DTI, the lower the risk to an investor.	Type your answer here.i am not an expert in the ratios, but I have a good sense for investing.Thanks!

Member Payment Dependent Notes Series 472163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472163	$15,250	$15,250	12.53%	1.00%	January 4, 2010	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472163. Member loan 472163 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Buffalo MRI	Debt-to-income ratio:	19.21%
Length of employment:	1 year	Location:	BUFFALO, NY

Home town:
Current & past employers:	Buffalo MRI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,645.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you confirm your gross monthly salary is $2,800 per month? What is your position at work? Since you've been at that job for one year, what did you do before that? What are your monthly expenditures? Can you itemize your debt of $15K including interest rates and monthly payments? Can you explain the delinquency from 18 months ago?	Certainly! My net salary is $2800 per month but I don't know how I would prove that using this mode of communication. My gross is much higher, about $4400 monthly, and my husband earns about the same as I do. I am a radiologic technologist and I have been in the field for 5 years, but at my current place of employment since 9-6-08. Before that, same thing, different employer. We have the usual monthly expenses, nothing exciting...mortgage, insurances, phones, gas, electricity, water, trash, security system, groceries, and auto maintenance. My serious debt is on 2 credit cards, 2 with 29.9% APR , one with a minimum monthly payment of $450, and the other is in the $200 range. The smaller of the two should be paid off in a month or so if I can use some of this borrowed money to pay the majority of its balance. The delinquency in question is probably to WFNNB or Victoria's Secret...one or maybe two payments were sent late due to their nifty email bills going directly to spam instead of to my inbox and I had to seek them out to pay the bill, which I didn't remember to do soon enough. That account has been current for years before and since and those blips should be erased from my credit report next year (after 2 years, is it?) if memory serves. Our primary concern is that we eliminate most of the headache of rising APRs and begin to see a light at the end of the tunnel regarding becoming debt free again. Our home renovation project began July 2008 and has cost us much more than we expected it to (don't they always?) so we charged what we could not pay for up front(and we have paid for A LOT up front) . We had planned to refi and take out a home equity loan upon the project's completion but its not happening soon enough for me and a high balance credit account just leaped from 0% APR to 29.9% last month. My loan application does not come from a perspective of careless spending and a desire for a bail out of any kind. It stems from the need to simplify monthly bill paying and the need for a constant and predictable interest rate, preferably one less than 30%. I know the refinancing our home and requesting a home equity loan may be an option in the near future, but I would prefer not to increase the amount borrowed on our mortgage/pay for these renovation for the next 15 years, if i could simply knock them out in 3 years and be done. I hope this helps. We really do have the money, we just can't stand the credit card interest rates, multiple payees, etc...We already pay around $1000 each month to credit card companies.... Sincerely, Shannon
Thanks for the details. The form asks for gross income, although I find it more useful to know what the net income is. Thanks for the clarification. Can you itemize your monthly expenditures just to ensure you are not over your heads in your monthly obligations? In addition, the $15K worth of debt is a significant amount. Are you saying much of the debt was caused by the increase in the home renovation project? Is the home renovation project completed?	Oh you are welcome - I didn't realize the question was originally about gross income. I itemize my bills on a regular basis and adjust as needed as things (like the recent 29.9% interest rate hike) arise. A basic itemization follows: Mortgage/Escrow/Insurance: $1080/mo Car:$270/mo Car Insurance:$120/mo Truck: $407/mo- to be paid in full in 2 months Phones/Internet/Cable: $200/mo Gas/Electric/Trash/Water: $300/mo Groceries: $400/mo Gasoline:$500/mo (husband in sales-lots of driving) The awful bills we want to consolidate are as follows: Citicard 1: $450 min/mo-$13,000 at 29.9% as of 12/09 Citicard 2: $200 min/mo- $4000 total, paying aggressively now We bring in right at $5400 every month (plus $600 in rent from our tenant in the finished apartment of our house that is not done) and we only have $3000 in monthly expenses including food, gasoline, utilities, and other recurring necessity costs. The problem is that we pay about $1000 monthly in high interest credit card 'minimum' payments and the rest of our cash-flow money goes towards the house project, which, thankfully, should be finished within the next 2 months. All of the debt is from the house project. The home is of average age for the neighborhood, about 100 years. All new plumbing and electrical plus everything you would expect from a complete updating x 18 months on charge cards with a recent interest rate hike= trouble. A fair, fixed interest rate is what we seek; the payment is not too much for us but the fact that we are barely chipping away at it because its Citibank we owe is a very big problem. The hike that just took place with the $13 k balance Citi card resulted in a $300 finance charge. We had anticipated finishing the house sooner (which would not only mean no more home renovation expense but also) thus refinancing and resolving this issue before the 0% interest rate period ended..I hope this helps. I can assure any potential lender that we faithfully pay out well over the estimated $600 payment this loan would require, every month, without breaking a sweat. It would be nice to consolidate and put a date on our wildly anticipated DEBT Freedom venture, and that will never happen as long as our balances are with Citi bank. Thank you again for your interest.

Member Payment Dependent Notes Series 472168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472168	$10,000	$10,000	11.14%	1.00%	December 31, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472168. Member loan 472168 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,602 / month
Current employer:	New York State Dept of Transportation	Debt-to-income ratio:	9.64%
Length of employment:	4 years	Location:	WATERFORD, NY

Home town:	Arlington
Current & past employers:	New York State Dept of Transportation
Education:	Clarkson University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I recently purchased a second 2 family home, which the Unit I live in needs updating. The upstairs unit which has a tenant that came with the home, is completely updated and renovated. This loan is to expedite the updating of this unit.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,034.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 Home Improvement Project loan questions: 1- Position-Role @ NY State DOT is? 2- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $61,034 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 4- Is any of revolving credit balance Home Equity Line of Credit (HELOC)? If yes, $ amount? Monthly $ payment is? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.27.2009 @ 5:25 AM ET.	1- I am a Civil Engineer with NYSDOT. 2- Mortgage payments on two houses(both two family homes) total $2250. The Rents from the 3 rented units totals $2300, I live in the 4th unit which is the one getting fixed up now. 3- The $61,034 balance includes a HELOC of 49,954 on my first property with a payment of $170. The rest is on 2 credit cards. I pay approximately $600-$700 per month towards the two, vs. a total of $250 minimum. Thank you.
What are your monthly expenditures? (I know you already gave the mortgage amount, HELOC, and credit card payments. Does the mortgage payment include escrow?) Does your reported gross income include the rent money? How long have you had the current tenants? When are their leases up? Thanks.	My Monthly expenditures beyond my mortgage payments include the $600 - $700 to credit cards, and then other bills, power, cell, etc total between $450 and $550 depending on the month. One mortgage includes escrow for taxes and insurance, while my first house the payment does not include the insurance and taxes. However, my tax return every spring goes into a savings to cover the property taxes and insurance.... As far as tenants, my first property, which I've owned for 7 years, has tenants in one unit since I purchased the property and are still there and in a yearly lease which expires in June 2010. The other unit just got rented out, since I moved out, and their lease goes until December 2010. In my new house, the upstairs unit has a tenant that came with the house, and he just signed a new lease with me until November 2010, but has been there 3 years and is very happy. The upstairs is completely renovated and new. The downstairs, where I live now is what is in need of updating, hence the loan I am asking for... My Total Gross income includes rent money, as well as income from my job at DOT as an Engineer, and income from a side business installing Geothermal Heating Units. I hope that helps.

Member Payment Dependent Notes Series 472197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472197	$10,000	$10,000	12.53%	1.00%	January 4, 2010	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472197. Member loan 472197 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	NexCen Franchise Management	Debt-to-income ratio:	3.54%
Length of employment:	2 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	NexCen Franchise Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > As of April 2009 I was completely debt free. At that time I purchased a new home and with it came the necessary expenses for "fixing it up". I paid cash for most - however during this same period of time both of my parents passed away within 6 weeks of each other, which necessitated incurring additional (unexpected) expenses to travel to their funerals. I have been employed by the same company for a little over 2 years, have received one promotion and 2 salary increases during that time. I am able to easily meet my monthly expenses but would like to consolidate the payments with better interest rates and pay off my existing debt sooner.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	72
Revolving Credit Balance:	$9,514.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. My condolences for your loss. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for your consideration. The income listed is mine alone. I have answered your questions regarding monthly expenses, contingency plans for repayment etc. in response to the inquiry of another member.
Very sorry about your situation... Regarding the loan, what are your monthly expenses? Can you itemize your debt? What is the delinquency you have on your credit report? What is your position at your company? Since you've been at your job less than 3 years, what did you do before your current job? Thanks.	Thank you for your consideration. I have provided answers to your questions about monthly expenses, etc. in another members inquiry. Prior to my current job I was a Senior Security Representative with the Global Security team at the Kimberly-Clark Corporation. I traveled extensively throughout Canada, the US and portions of South America investigating fraud, theft, incidents of potential and actual work place violence at our various facilities. I also developed and presented training programs on subjects such as: Work Place Violence, Internet Use and Abuse, Personal Safety, etc.
Please respond to the following: What are your responsibilities at NexCen? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above(72 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I manage the day-to-day security and accuracy of information contained in the database NexCen maintains for the over 1,800 franchisees to report their sales and stay current on National and Local marketing programs. I am also on the Crisis Management and Business Continuity team. NexCen sells and manages the franchise rights to Great American Cookies, Marble Slab Ice Cream, MaggieMoo's Ice Cream, Pretzelmaker, Pretzel Time, Shoebox New York, and TAF (formerly known as The Athletes Foot). Mortgage (including taxes & insurance): $1,623 Car: $0 - paid off Food: approx. $450 Utilities: $200 Without pulling a new credit report I cannot accurately identify the "very old" delinquency that appears. I vaguely recall that it is there; however, it is almost 7 years old and is apparently having very little impact on my over-all credit. Balances, monthly payments (approximate) and interest rates (please note I have provided the approxmate minimum monthly payment; however, as a general rule I pay more): Home Depot: $3,200 (17.99%) - $34.00 month AmEx: $2,500 (15.99%) - $56.00 month AmEx: $2,000 (16.50%) - $54.00 month Visa: $700 (21.24%) - $10.00 month No HELOC. I only have a 30 yr. 5% fixed rate mortgage. I have no plans to lose my job; however, should it happen my plan would be to do everything in my power to find another job, do freelance work (I am also a certified paralegal), and continue to meet my obligations.
Thanks for the details. Based on your expenditures, there's approximately $1600 per month unaccounted for based on your salary. Would you be able to explain what happens to this extra money each month? I imagine part of this is that you don't pay the minimums on your credit cards, but I also don't think you apply all $1600 (or whatever the delta is) to the credit cards either, or else you would have already wiped the debt clean. (By the way, the totals you provided for credit card is $7900 but you requested $10K. While I know the numbers you gave were estimates, but do you really have an additional $2K in debt not reflected above or is there a reason you requested $2K more than your balance?) Thanks.	I did not include: Car Ins: $175. 401-K deposits: $400 per month Short/Long term disability: $75 per month Misc expenses (uncatagorized): $300 Line of Credit in my husband's name: $361.00 (which started at $20,000 and is now at approx. $5,000.) We had moved to Florida to assist my elderly parents; however, the economic environment did not allow us to stay so we had to sell our home and move back to Atlanta. In order not to be like so many others and just walk away from our financial obligations, we hung in there and kept up the mortgage (while also paying rent back in the Atlanta area). When the house eventually sold it was for less than we owed so he took out a line of credit so we could write a check at closing. I am not including this Line of Credit in the amount to pay off with the loan I am requesting because the fixed interest rate received at the time was reasonable. As for why I asked for $10,000, it is because the offered amounts were in $2,000 increments. ($6,000, $8,000, $10,000, etc.) Additionally, the total I will actually receive will be approx. $9,735 and, as you stated, I estimated the totals due and, while they are less than $9,500 they are more than $8,000. I
Thanks for the explanation. Is your husband also employed at this time? How are your liquid assets (savings, investments, 401K, etc)? (Just rough ballpark numbers are sufficient.) Thanks.	My husband was unemployed for a while (is now working at Home Depot). He was a general contractor for a small high-end house building company. I have modest savings and just recently started investing in a 401-K that is now offered through my employer. I realize you are trying to make a sound business decision and I am asking for you and others to take a chance on my ability and resolve to repay the requested loan; however, I don't feel comfortable providing too much detail on the information requested. I have nothing to hide but with the answers being available to anyone who wants to look at them I would prefer not to provide too much identifying information.
I understand your desire for privacy. This comment is not directed at you but I am amazed at how little information some borrowers provide and even more amazed at how easily they are funded with little information. It then does not surprise me to hear a lender complain that half of the loans have defaulted, as I would guess this lender did not do due diligence in determining whether the borrower could pay back the loan or not. Assuming that the default rate at LendingClub is the same as other P2P lending websites, AA/A grade loans have a default rate of about 15% and B grade loans of around 20%. Also, about 1/2 of the lenders actually lose money in P2P lending. By not providing additional information, you're not distinguish your loan from any of the other loans which have a 15-20% default rate. These are not great odds for the lender. Reducing the risk on a default would be if you had enough liquid assets to cover the loan in case of an emergency. In case savings cannot cover it, then sufficient amount in a retirement fund.	Your comments and observations are well researched and understandable. Without giving away too much information, let me just say that I have about half of what I'm asking for in savings. I also have access to my husband line of credit - which is something we both would rather not utilize due to the fact that Bank of America has raised interest rates on all of their products to cover the costs of borrowers who did not repay their debts. That is the reason I am currently trying to use Lending Club. I have researched Lending Club and have determined it is a viable concept that at some point in my life I would like to be on the other side of and be one of the investors. I also have a small amount in my recently started 401-K - but that would be money I would ONLY access if I had no other options.

Member Payment Dependent Notes Series 472212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472212	$21,000	$21,000	11.83%	1.00%	January 4, 2010	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472212. Member loan 472212 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.94%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472213	$20,800	$20,800	11.48%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472213. Member loan 472213 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,667 / month
Current employer:	n/a	Debt-to-income ratio:	21.77%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$682.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472214	$22,600	$22,600	14.96%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472214. Member loan 472214 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.88%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472215	$24,000	$24,000	11.83%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472215. Member loan 472215 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,333 / month
Current employer:	n/a	Debt-to-income ratio:	12.63%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$346.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472303	$7,000	$7,000	12.87%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472303. Member loan 472303 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Northport VA Hospital	Debt-to-income ratio:	24.76%
Length of employment:	5 years	Location:	East Northport, NY

Home town:
Current & past employers:	Northport VA Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	24
Revolving Credit Balance:	$26,241.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What debt are you wanting to consolidate - credit card, car loan, etc.? Also, could you explain your delinquency from two years ago? Regards; Art	Hello and thank you for your interest in my profile! The loan would be to consolidate credit cards that are about to change to variable rates. My rates have all been favorable until now, and I have never been late on a payment. They are due to change to an approximate interest of prime plus 20% in the new year! The delinquency in the past is a charge for a cable modem from the cable company that they say I never returned - I did and have disputed the charge. Please let me know if you have any other questions.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) how will the difference between the loan amount 7k and your revolving credit balance of 26k be handled why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for your interest in my profile and I will try to answer as completely as possible. My debt initially gained momentum after my divorce, when I was a graduate student trying to make it on my own in an expensive city and reluctant to ask for help. Since then I have learned about the evils of credit cards, have become an avid student of personal finance, and have taken steps to both increase my income and minimize spending. I've become quite passionate about saving, living sustainably and getting out from under the debt. I've learned the importance of having an emergency fund to eliminate the need for credit cards to handle emergencies as I have in the past. I have also learned the importance of asking for help and not assuming I know it all. For example, I found an accountant to help me get organized, realizing that just because I have a PhD doesn't mean I can do my own finances! During this process, I have moved my debt from high interest cards to a combination of low interest cards and lines of credit with fixed rates - in this way I can pay off faster and with a predictable monthly payment. One bank lowered my rate without my having to ask, for having a spotless payment record. The request is to pay off two cards that will change their interest rates to variable plus approx. 20% in the new year: Citibank ($4600) and Chase ($1000). I am reading that many banks are doing just this, regardless of payment history. While it is very unfortunate, this has also taught me to take charge of my own financial future and to get out of this debt as soon as possible. I realize that taking on any debt is risky, for example, if I were to lose my job or become disabled. I work in a hospital so I am confronted with this reality in my patients every day. Currently I am able-bodied, have an excellent job with the government, and have a new second job as a consultant to accelerate the debt payment process. If I were to become unable to earn a living, I know I would need to drastically change my life in order to honor my debts and would seek a way to do that (for example, moving to a less expensive area, living with family, etc.). From reading stories and testimonies on the internet, I see that some people in my position decide to file for bankruptcy or even just walk away from their debt, changing their phone numbers and leaving their creditors, honest paying people, and sometimes, taxpayers to foot the bill. I don't want to do that as I consider it a moral obligation to pay one's debts. My job entails working for a government hospital in mental health - which current trends predict will be a very stable, secure career. However, as a psychologist, I also have a very flexible career and have transferrable skills which can translate to any number of environments/modalities (e.g., corporate, education, private practice, etc.) My current monthly expenses include: $1100 rent $ 445 car (loan and insurance) $ 250 utilities $ 650 other loans, payments My partner makes significantly less than me, income-wise, but contributes to rent and pays for the rest of the household expenses (food and household items). I hope this covers your questions. Please feel free to post any additional questions or advice. Thank you.

Member Payment Dependent Notes Series 472332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472332	$5,000	$5,000	16.00%	1.00%	December 30, 2009	January 9, 2013	January 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472332. Member loan 472332 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,267 / month
Current employer:	shoe carnival	Debt-to-income ratio:	8.88%
Length of employment:	10 + years	Location:	conyers, GA

Home town:
Current & past employers:	shoe carnival
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > Growing sports retail business needs additional income to supplant the big boys!!

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	74
Revolving Credit Balance:	$1,793.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472358	$4,400	$4,400	12.53%	1.00%	December 31, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472358. Member loan 472358 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	Silky Wave	Debt-to-income ratio:	6.17%
Length of employment:	< 1 year	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Silky Wave
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Making this loan possible will allow me to complete the education needed to substanially increase not only my salary but also allows me to be more marketable and in demand despite our unfortunate economic time. Thank you for reviewing my loan application.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	7
Revolving Credit Balance:	$902.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current position? What job will you be able to obtain based on the education? How long will it take to complete the education? Is the new position guaranteed? What are your monthly expenses? Can you explain your two delinquencies within the last couple of years? Are you also applying for loans elsewhere? (How do you explain the inquiries on your credit reports?) Thanks.	I am a hairstylist with a guaranteed base salary and earn commission on top of my salary once it is exceeded. The job that I will be able to obtain once I complete schooling will be as a court reporter. The program guarantees 99% placement and as of now has had 100% placement because of the demand. This program will take from 18 to 24 months. My monthly expenses are $480. My delinquencies were a medical copayment that I was unaware of that was continuosly mailed to an old address and not forwarded to my new address nor was it brought to my attention by the facility until it was referred out to collection and they found the new address and it was paid immediately. The other was an error on my part as I had experienced a rather unfortunate event and my things(debit card amongst other things) were stolen during this incident and this payment was linked to my debit card/checking account which was changed and replaced with a new account/card. This was also paid in full and has not posted to reflect this yet in my credit report. Yes I have and am currently inquiring about obtaining this loan at the lending club and elsewhere. I am looking for the best rate and have been told that the lending club has a great reputation. Thank you
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Sure! Going back I was a Liasion and then Methods Analyst for UPS in their corporate office. I worked my way up and basically those titles mean that I was first in project coordination group and reported to upper level mngmt and then I was moved due to a reorg and became a methods analyst which means that I was responsible for overseeing all technical documentation that pertained to the dept and my job was to make sure it was error free, user frienldy and certified free of errors. I later met my fiance and due to his line of work ( secret service) he moved and asked me to move as well. I moved but I gave up my job and the only other background I had was in cosmetology which thank god my mother made me take right out of high school because I have always been able to fall back on that to make extra money or in times like now where finding employment is a major task. The salary is not alot but it is something. When I moved I could not find a similar job and I could not continue my UPS job because I would have at least a 2-1/2 hour commute. I then turned to my cosmetology and landed a job which I stayed until my fiance wanted me to leave so we can focus on his career, plan a wedding and start family planning. So I left again and to make a long story short things went very badly and my fiance made demands of me in order to get married. Needless to say I did not get married and he did not like that answer so I had to leave with only my keys and my car and returned to my home. Since then I have been getting things back to normal and have found a job again in the cosmetology field in NJ with a gauranteed salary. This profession is great but I would be happier and more successful if I am granted this loan for schooling not to mention have paid holidays, benefits, higher salary, growth potetnial and the ability to save more for my retirement. Thank you!
Thanks for the answers. Can you confirm whether your reported salary is gross or net? Can you confirm your current revolving credit balance is less than $1000? Monthly expenses of $480 are quite low. I assume this does not (or does?) include any of the following: rent/mortgage/utilities, car payments/insurance, health insurance premiums. If not, can you confirm why not? Since the $480 in monthly expenditures reflect that you have a surplus each month from your paycheck, can you explain what you do with the surplus each month? Thanks.	My salary is gross. My revolving credit balance is less than 1000.00 I do not think I can confirm this in a way that you would like only because I have recently paid off balances and was told that it would not reflect the change in their system until 1/4/10 and will not be posted to my credit report until the end of January. As of now I have in credit that I owe $120.00 in total and that is on a Walmart card. I have not paid this yet in full because I am debating whether or not to return this item. This payment is not late actually I have not even recieved the statement yet. My monthly expenses are low. My parents also live here and my father pays for utlities. He is a retired policeman and pays with the money that he recieves. My car is paid in full. I currently recieve medical benefits throught the state because my salary is low and because I was out of work last year for quite some time. This is also another reason why I would like this loan to be funded so I can change careers where I can have health insurance. The surplus of money that I have had monthly I have used to pay off credit debt. I have also been able to pay my payments while I was out of work. Although I am not perfect and have made some bad decisions if you read my earlier post, I do make my payments and I am a dependable person with alot of ambition. drive and motivation and I would really like to have a higher paying career that will make me happier and in turn have a better future. I hope this has answered all your questions. Thank you!

Member Payment Dependent Notes Series 472362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472362	$20,800	$20,800	11.83%	1.00%	December 30, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472362. Member loan 472362 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,083 / month
Current employer:	n/a	Debt-to-income ratio:	23.55%
Length of employment:	n/a	Location:	Atlanta, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472363	$21,600	$21,600	11.48%	1.00%	December 30, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472363. Member loan 472363 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.09%
Length of employment:	n/a	Location:	Miami, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$682.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472364	$23,500	$23,500	14.96%	1.00%	December 30, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472364. Member loan 472364 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,333 / month
Current employer:	n/a	Debt-to-income ratio:	8.25%
Length of employment:	n/a	Location:	Denver, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472365	$24,100	$24,100	11.83%	1.00%	December 31, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472365. Member loan 472365 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,667 / month
Current employer:	n/a	Debt-to-income ratio:	14.33%
Length of employment:	n/a	Location:	San Diego, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$346.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472421	$3,000	$3,000	11.83%	1.00%	December 30, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472421. Member loan 472421 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	The Shaw Group	Debt-to-income ratio:	11.12%
Length of employment:	2 years	Location:	Quincy, MA

Home town:
Current & past employers:	The Shaw Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/09 > Like so many, this has been a bad year for my family and me ... need some extra help till April / May to get ready to move into a smaller (and less expensive) apartment. Moved into this apartment thinking it would be perfect for my situation at the time, but things greatly changed at the end of April. Your consideration of my request is greatly appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,942.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? Is your revolving credit balance only at around $2K? How many dependents do you support? What is happening in April / May that will help your financial situation? I assume you'll be contacting Lending Club to verify your income? Thanks.	Monthly expenses are rent, utilities, car and apartment insurance and 2 credit cards / loans. No dependents. Will be moving to a small and less expensive apartment at the end of April / beginning of May which will increase money on hand! Have spoken to a Lending Club representative verifying income.
Thanks for the answers and sorry for not being clearer. I was also looking for how much your monthly expenditures are... For example, how much are you paying for rent, how much are your car payments, etc. Since you'll be moving, I think it will also be helpful in knowing how much you will be saving by moving to the new apartment. Also, how many dependents do you support? The loan will require payments of $100 each month before you move into the new apartment. Do you have the cash available for making payments before April?	As of this moment, I have approximately $500 per month available for me after all my expenses are paid ... after the move to smaller apartment, that figure should be closer to $1,000 ... the only person I now support is myself since my Mom's death this year. Since I am new to this type of service, I hope you will understand that I am just a bit uncomfortable giving specific dollar amounts ... and will understand if you cannot assist in funding this loan based on my responses. Thank you!

Member Payment Dependent Notes Series 472433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472433	$11,500	$11,500	13.22%	1.00%	December 31, 2009	January 10, 2013	January 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472433. Member loan 472433 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,633 / month
Current employer:	Harmony Independent School District	Debt-to-income ratio:	20.70%
Length of employment:	< 1 year	Location:	Longview, TX

Home town:
Current & past employers:	Harmony Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/09 > I am a middle school Special Education teacher seeking to consolidate my previous credit card debt. :) As you can see on this web site, I have never been late on a payment in my life. Lending Club excites me because the interest rate is three percentage points lower than what I am currently paying, and it lets me pay my interest to real people rather than to credit card corporations! I am quite happy to provide full disclosure, so feel free to ask any questions whatsoever and I will answer them promptly.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,543.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,543.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? How long have you been teaching? And, can you give a short description of your past employment history and/or educational achievements? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi there! I will be paying off the bulk, but not all, of my credit card debt with these loan proceeds. You can view my below reply (just posted!) for more details on my strategy. I presently have a car loan for a Honda Civic, and I have Stafford loan debt. My student loan balance and payments are minimal, and the student loan debt is also set to be forgiven by the federal government after five years of Special Education teaching. My total monthly expenditures are approximately $2400. I just began my teaching career recently. Prior to beginning Special Education teaching, I was a corporate consultant. You can see my below reply (again, just posted!) for more details. But to summarize it, I had entered corporate consulting after university due to a lucrative job offer. My heart was for Special Education teaching, however, so I have transitioned over to that career (albeit with my corporate consultant employer from before having re-hired me part-time). I graduated magna cum laude from a state university. My graduation honors stem from my GPA (3.800), which qualified me for the honors themselves, helped along by my senior thesis on using technology to increase educational opportunities. I do have a savings account (ING Direct) to act as an emergency fund. Long-term, I have the following retirement savings: - $12,725 - Traditional IRA (Ameritrade) - $4,200 - 401(k) (Charles Schwab) - $2,150 - 403(b) (T. Rowe Price) Total: $19,075 There has been the temptation to convert my traditional IRA and 401(k) into a Solo 401(k) to invoke the "loan" feature, but for now I would prefer to keep my retirement assets as-is and enjoy the (recent) stock market gains. Yes, I am willing to verify my income, and I will contact Lending Club for details. Thank you! I hope that I have answered every question satisfactorily.
What are your monthly expenditures? You're requesting for $11.5K but the credit report says you have $15.5K in debt. Can you itemize your debt, including interest rates and monthly payment, and explain your strategy for how you plan to address your debt? Since you've been at your job less than 1 year, what were you doing before that? Have you applied for other loans? (What are the inquiries against your credit?) Thanks.	Thank you for the question! My total monthly expenditures are approximately $2400 per month. My debt is summarized as such: Citi - $12,500 - 15.99% - Approximately $225-250 due monthly Bank of America - $3000 - 2.9% until October 2010 (10.99% variable thereafter) - Approximately $100 due monthly My plan is to pay the bulk of the Citi balance with 100% of the Lending Club loan proceeds and pay off the remainder of the Citi balance within three calendar months. The Bank of America balance less concerns me due to its low interest rate through October, and its moderate interest rate thereafter. Its interest rate is slightly lower than Lending Club's, hence me choosing to not refinance that loan balance through here. That said, I plan to have the Bank of America balance paid off completely within fourteen calendar months from today. Prior to becoming a teacher, I worked as a corporate consultant. I left my employer on very good terms -- in fact, they subsequently asked to re-hire me, and I now work part-time for them outside of my regular teaching hours. I do have three credit inquiries. I believe that one was for a bank account that I recently added, and the other two are for promotional 0% balance transfer offers that I had attempted. Thank you again for the questions!
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household, as I am single (not yet married). My total monthly expenditures are approximately $2400. My rent is exactly $500 and my car payment is approximately $500. I can post more details if you would like. Just let me know, and I can download a spending summary from my financial tracking web site. My other reply (just posted!) has the details on my two current credit card balances. In the event of a job loss, I have my second part-time corporate consulting job that I can boost up my hours at to increase my income if needed (again, see the other reply I just posted right now!). I also have just over $19,000 in relatively liquid retirement assets, including a "loan" option that would provide up to 50% of that balance. Beyond that, I can simply offer my assurance (and my credit history as a backup) that I have never been late on a payment and never intend to be late on a payment. :) Thanks again for the questions, and thank you for wishing me good luck! I hope to see you invest.
Thanks for the answers. Does the $2400 per month include your credit card payments or not? Also, since there seems to be some difference between your take home pay and your expenditures, can you account for the difference? Since you have a surplus of income, can you also explain how you ran up a $15K debt? Do you have any strategies to ensure this doesn't happen again? Thanks.	Thanks for the questions! Yes, the $2400 per month total expenditures includes my credit card payments (amounting to approximately $325-350 of that total monthly amount). The new positive difference between my take home pay and expenditures is largely new to my newfound personal frugality. :-) I had been quite the spender before, but I have become a much wiser spender now, from everything beginning at food/entertainment to housing. To give you an idea, the "GQ" magazine subscription is gone. It is replaced by (free) RSS feeds of my seven favorite personal finance blogs. The expensive "luxury" apartment is gone, replaced by much more frugal housing. Though I work as a teacher, I had to force myself to become a student of personal finance. I am glad that I did! Thanks again for the questions, and I hope that my reply helps.

Member Payment Dependent Notes Series 472516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472516	$25,000	$25,000	11.83%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472516. Member loan 472516 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Lending Club	Debt-to-income ratio:	5.18%
Length of employment:	3 years	Location:	San Jose, CA

Home town:	Boston
Current & past employers:	Lending Club, Avenue A | Razorfish
Education:	Stanford University, Babson College, Universidad Simon Bolivar

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks all for considering my loan request. This loan is to be used for home improvements of a new home we are about to purchase. We are moving from our lovely townhome to a "real house" for a couple of reasons: 1) The kids need the yard now, and 2) I need to reduce my commuting time now that my company is moving a few miles away from our current home. I have pristine credit history, nothing to worry about. Committed to my job and the success of my company. Will most likely pay the loan back in the first year. Thanks and happy lending.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your company/job stable? :-)	Yes, they are. Been here since the beginning of the company, seen it throught the tough times and the recent good times of rapid growth. I feel 2010 is the year when P2P Lending is going to really take off and become mainstream.
Sorry if this is a duplicate. Browser froze. What is your position? What are your monthly expenditures? Can you itemize your revolving credit debt, including monthly payments? Thanks.	Sure! Here are my monthly expenses: Mortgage: $2000 + $300 HOA Car lease: $300 for another 2 years Education+daycare: $900 Utilities (Phone, Water, electricity, internet, cable, garbage, etc): $300 Food and entertainment: $300 Groceries: $800 Clothing + personal: $300 That's about it. I don't have any revolving debt, I pay all credit cards in full every month.
Not sure if there is a conflict of interest here or not...please adivse as to your title/role at Lending Club. Also, how much are your credit card payments per month on your $6500 line?	I checked with the credit department, HR and the rest of the mgmt team and everything was ok. What I can tell you though is that I can easily verify my employment and income ;-) The credit balance is about half corporate expenses and half personal. I pay my credit card balances in full every month.
Any possibility of getting that income verified? Good luck on the move!:-)	Thanks! In terms of verifying income, I could, but have not been asked to do so yet. I guess the credit and collections team know where to find me if anything does not go as expected ;-)
Please respond to the following: What are your responsibilities at Lending Club? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I already answered the position question. Please refer to that question. This loan is on my income only, and does not depend on other family wage earner(s) in my household. Contingency plan is to sell investments that I prefer not to liquidate at this moment, but could if need to.
Are mortgage payments included in DTI?	I don't think DTI includes mortgage, or else it would be probably around 25-30%
Thanks for the details... You missed one question, though. What is your position in the company? And also, what is the size of the company (# of employees)? Thanks. And how long does it take to have your income verified?	I'm "the product guy" responsible for product road-map and execution. Company is around 30 people right now. Have not been asked to verify my income yet.
Thanks. By the way, my understanding of the process is that you can also take initiative to contact LendingClub to verify your information. I have heard that otherwise, they don't verify until very late in the process which doesn't help the lenders feeling secure about people applying for loans. If you take the initiative, it would make us feel better that (1) you are a responsible person who takes initiative and (2) you are the person who you say you are. (By the way, if you have any input into this process, it would be nice if this can be done earlier, as you can see by the number of loans, only a small % have verified income...)	Thanks for the comments and feedback. I did check with the credit and support team and they tell me the loan is already reviewed and approved and requires no further documentation.
Hey, in case no-one has asked yet ... please verify your income. Shouldn't that be a default request?	Thanks for asking. This is funny, cuz I emailed our own support team to ask for this. Apparently my loan was approved already and requires no futher documentation for me.
Dear Pruduct Guy, To where is "your company," which I take is Lending Club, Moving?	We just signed a contract with this sweet spot in Redwood City that is located right on the highway. We are all excited about the move!
If your income is verified, it should show up on your profile as verified. Perhaps you should ask someone in your company who knows how the process works?	Yup. I'm familiar with that process myself. They tell me income verification is not required for this particular loan.
Ok, I know who you are now and doubled down on my normal investement amount! Thanks for the freebie! If others understood who you are then you would have been funded in the first hour.	Thanks roadtrip! It's all good. Great detective work you've done. It's a must not to reveal too much information and compromise one's identity!

Member Payment Dependent Notes Series 472523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472523	$7,000	$7,000	12.18%	1.00%	December 31, 2009	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472523. Member loan 472523 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Basilico Ristorante	Debt-to-income ratio:	19.36%
Length of employment:	4 years	Location:	lacey, WA

Home town:
Current & past employers:	Basilico Ristorante
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am planning to use this loan to consolidate high interest credit card debt that i aquired during college. I am young and am trying to get myself out of debt. The terms and payment amont for this loan are absolutly manageable for me and I may even be able to pay it back sooner. I have a stable job and a strong desire to be out of debt as soon as possible.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,601.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you currently paying monthly towards your debts? Do you have any savings/emergency fund in case of a job loss? Thank you and good luck.	I currently pay $325.00 towards the credit cards that im trying to consolidate. I have $2000.00 emergency fund, mostly to cover the risk of of anything going wrong with my vehicle. I am at no risk of losing my job.
What are your rent and other monthly expenses? Any student loan debt? What is your current position at your employer?	I am the chef at Basilico so I am resposible for all food preparation, menu planning, planning for events and catering, managing employees, purchasing and recieving, etc. My job is very secure im at no risk of leaving my job I actually just recieved a raise. I have a $2000.00 emergency fund to cover any unexpected bills or the possibility of something going wrong with my vehicle. My monthly bill include... Car Payment $140 Car Insurance $150 Loan Payment $125 Student Loan $67 Cell Phone $70 Gas $80 and Misc. $100. I usuallly eat at work so I dont buy many groceries. I pay $150 to Mastercard at 19% interest the minimum payment is about $60 I also pay $175 to Visa at 25% interest the minimum payment is about $80. Totals are $1257 I have been paying extra on my credit cards but due to the high interest it would take years to pay it all the way down. If I get this loan I will be paying $125 Car Insurance (after Jan 31st) Car Payment $140 Student Loan $70 Cell Phone $70 Rent $200 Gas $80 Misc. $100 and of course Lending Club $233 Totals are $1018 saving me about $240 a month. The reason that I am doing this is to see an end to my debt. This eliminates almost all my debt in 3 years time allowing me to concentrate on my low interest payments such as my car at which I have 4% interest and my student loan debt at 6% interest.
Please respond to the following: What are your responsibilities at Basilico? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the chef at Basilico so I am resposible for all food preparation, menu planning, planning for events and catering, managing employees, purchasing and recieving, etc. My job is very secure im at no risk of leaving my job I actually just recieved a raise. I have a $2000.00 emergency fund to cover any unexpected bills or the possibility of something going wrong with my vehicle. My monthly bill include... Car Payment $140 Car Insurance $150 Loan Payment $125 Student Loan $67 Cell Phone $70 Gas $80 and Misc. $100. I usuallly eat at work so I dont buy many groceries. I pay $150 to Mastercard at 19% interest the minimum payment is about $60 I also pay $175 to Visa at 25% interest the minimum payment is about $80. Totals are $1257 I have been paying extra on my credit cards but due to the high interest it would take years to pay it all the way down. If I get this loan I will be paying $125 Car Insurance (after Jan 31st) Car Payment $140 Student Loan $70 Cell Phone $70 Rent $200 Gas $80 Misc. $100 and of course Lending Club $233 Totals are $1018 saving me about $240 a month. The reason that I am doing this is to see an end to my debt. This eliminates almost all my debt in 3 years time allowing me to concentrate on my low interest payments such as my car at which I have 4% interest and my student loan debt at 6% interest.
What is your current position? What are your monthly expenditures? Can you itemize your debt, including interest rates and monthly payments? Thanks.	Type your answer here.I am the chef at Basilico so I am resposible for all food preparation, menu planning, planning for events and catering, managing employees, purchasing and recieving, etc. My job is very secure im at no risk of leaving my job I actually just recieved a raise. I have a $2000.00 emergency fund to cover any unexpected bills or the possibility of something going wrong with my vehicle. My monthly bill include... Car Payment $140 Car Insurance $150 Loan Payment $125 Student Loan $67 Cell Phone $70 Gas $80 and Misc. $100. I usuallly eat at work so I dont buy many groceries. I pay $150 to Mastercard at 19% interest the minimum payment is about $60 I also pay $175 to Visa at 25% interest the minimum payment is about $80. Totals are $1257 I have been paying extra on my credit cards but due to the high interest it would take years to pay it all the way down. If I get this loan I will be paying $125 Car Insurance (after Jan 31st) Car Payment $140 Student Loan $70 Cell Phone $70 Rent $200 Gas $80 Misc. $100 and of course Lending Club $233 Totals are $1018 saving me about $240 a month. The reason that I am doing this is to see an end to my debt. This eliminates almost all my debt in 3 years time allowing me to concentrate on my low interest payments such as my car at which I have 4% interest and my student loan debt at 6% interest.
I'm interested in funding your loan but need more information: Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks and good luck with the funding!	Type your answer here.I am the chef at Basilico so I am resposible for all food preparation, menu planning, planning for events and catering, managing employees, purchasing and recieving, etc. My job is very secure im at no risk of leaving my job I actually just recieved a raise. I have a $2000.00 emergency fund to cover any unexpected bills or the possibility of something going wrong with my vehicle. My monthly bill include... Car Payment $140 Car Insurance $150 Loan Payment $125 Student Loan $67 Cell Phone $70 Gas $80 and Misc. $100. I usuallly eat at work so I dont buy many groceries. I pay $150 to Mastercard at 19% interest the minimum payment is about $60 I also pay $175 to Visa at 25% interest the minimum payment is about $80. Totals are $1257 I have been paying extra on my credit cards but due to the high interest it would take years to pay it all the way down. If I get this loan I will be paying $125 Car Insurance (after Jan 31st) Car Payment $140 Student Loan $70 Cell Phone $70 Rent $200 Gas $80 Misc. $100 and of course Lending Club $233 Totals are $1018 saving me about $240 a month. The reason that I am doing this is to see an end to my debt. This eliminates almost all my debt in 3 years time allowing me to concentrate on my low interest payments such as my car at which I have 4% interest and my student loan debt at 6% interest.

Member Payment Dependent Notes Series 472531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472531	$12,000	$12,000	11.14%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472531. Member loan 472531 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Deerfield Capital Management	Debt-to-income ratio:	2.85%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Deerfield Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Purpose of loan: This loan will be primarily used to provide a bridge between large cash outflows and inflows. The remainder will be paid off via income. I recently plunked down money for an engagement ring, split between cash and credit. I also elected to put 100% of my gross income for the final three pay periods of the year into my 401(k). Other items include: US Bank screwing up and causing me to overpay my property taxes as part of my refi, Cubs season tix renewal, and supporting my fiance thus far until she can get her work authorization in 60-90 days (she's Canadian). As far as paying off the loan goes, I will be getting at least $4000 from the home-buyer tax credit, possibly $8000. My income tax refund is probably about $5000. My company pays bonuses in March (probably minimal this year), but I have not assumed any for the purposes of planning my cash needs and loan repayment schedule. The rest can easily be paid via excess income as the below schedule will show. I have excellent credit and payment records. My credit card balances are much higher than normal because of the ring. I also have a $30,000 home equity loan that I arranged as part of my home purchase in July. It is currently fully funded and believe it will be reflected in the listing as part of my revolving balance. I pay 4.75% on the HELOC (10% LTV) and 4.875% on the fixed rate mortgage (75% LTV). Please feel free to ask questions!!! Monthly net income: $4250 Monthly expenses: $2840 Housing: $1820 All Insurance: $120 Car expenses: $250 All Utilities: $400 Groceries: $250 $1410 left for general spending and LendingClub loan payments Borrower added on 12/28/09 > I'd also like to add that I have roughly $10,000 in non-tax-deferred accounts, but I'd rather not sell those and have to deal with the tax implications. Those assets will serve as a monthly backstop to this loan if necessary.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,183.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi: Could you clarify what your anticipated repayment schedule is? I.e. do you intend to repay over the full term of the loan, or to prepay?	I don't expect this loan to be out for the full term. I would expect 40-60% to be repaid within the first 6 months and a normal payment pace thereafter. As a credit analyst for levered corporate debt, I recognize that lenders would prefer as little prepay as possible in most cases. I would encourage lenders to view this loan as a superior risk-adjusted return opportunity because of 1) the rapid prepay early in the loan and 2) the extremely strong DTI and cash flow characteristics of "Phase II" of paying off the loan. During my application process, if I was asking for a loan below $10k I could have gotten a single-digit rate but I went with a higher amount as a safety cushion.
I assume housing includes escrow which includes your house insurance. Thus, does "all insurance" mean car and health? Is there a date planned for the wedding? Just wondering how the wedding is going to be paid for. And can you confirm the credit balances for your revolving credit other than your HELOC? Since you have a surplus in income, have you been putting away $1000 each month in savings for the past year? If not, why not? Seems like if you would have been able to do so, you would have your $12K already.	I live in a condo, so housing includes mortgage, property taxes, and monthly assessments. The assessments include common insurance for the building, but not the unit. My "all insurance" line includes auto, condo, and jewelry (for the ring). Health comes out prior to the net monthly income amount. The wedding looks to be a 2011 affair. No date set yet since it is so far off. Funding for that would come from our dual income base. Current CC balances due are about $10k. My surplus income amount of $1400 per month would go towards all general spending and savings. My fiance has not been able to work yet b/c of status, but that should change in 60-90 days, so some of that excess is going for 2. Keep in mind that as my listing states, I have deferred my last three paychecks 100% to my 401(k). The net deposited amount of this into my bank account would have been almost $7200
I read recently that Deerfield Capital had cut the number of their employees in half since the beginning of 2008. How secure is your job?	I believe my job is quite secure. Being that DCM is a publicly traded company I am not comfortable discussing internal details that support my beliefs because what constitutes material non-public information is a gray area. Also, as per the listing, I do have $10k in liquid assets backstopping this loan in case of emergency. I chose not to tap that due to tax considerations.

Member Payment Dependent Notes Series 472537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472537	$9,250	$9,250	12.53%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472537. Member loan 472537 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,958 / month
Current employer:	THUNDER FACTORY	Debt-to-income ratio:	13.83%
Length of employment:	2 years	Location:	Union City, NJ

Home town:
Current & past employers:	THUNDER FACTORY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am earning over $70k a year from my full-time position working as a Senior Associate for an Advertising Agency based in San Francisco. I also run my own internet marketing business on the side and bring in Approx. $5,000/mo. I plan on paying off this loan in less than 3 years without a problem.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,463.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If I understand correctly, you are saying your total monthly income is approximately $11k/mo. What is your mortgage and monthly expenses? What are your cash savings and what other assets do you have? Can you verify your income? Is there anyone in the house contributing to the mortgage/bills?	I am currently paying $2,100/mo. for my mortgage. My monthly expenses total $4,200/mo. (mortgage, parking, utilities, cable & internet, cell phone, food, entertainment). I have only $2,000 in savings right now. However, I am saving 15% of all my earnings going forward (I have started this month). I can verify my income by taking a screenshot of my bank accounts receiving automated credits from my full-time employer as well as my business checking account. My girlfriend lives with me and contributes to the utilities and groceries. Let me know if you have any other questions. Thanks!
Please respond to the following: What are your responsibilities as a Sr. Associate? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What does the $18,463 of revolving credit as shown above consist of? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilities as a Sr. Associate are to drive new business through internet marketing tactics. I am also responsible for managing online campaigns for Fortune 500 clients, manage partnership programs, write proposals and develop presentations for new business pitches. I am the sole wage earner in my household as I am a single 24 male. My monthly expenses total approx. $4,200 a month (this includes mortgage, car, insurance, utilities, cable, internet, cell phone, parking, food, entertainment, etc.) The $18,463 revolving credit consists mainly of credit card debt. I do not have a second mortgage. My mortgage is a 30 year fixed mortgage. I do pay PMI (mortgage insurance = $200/mo.) because I am a young home owner. This gets fully reimbursed through tax refunds. Fortunately, I will be able to pay a lot of my credit card debt once I receive my tax refund in 2010. As for my contingency plan, I could always rent my condo and live with my parents. However, I am fortunate to be making a large sum of money through a business that I am building outside of my full time position.
Can you clarify some points? You mentioned you earn about $5K per month with your business on the side. Can you confirm how much you've brought in the last 6 months? If you are only able to save about 15% (let's say in the neighborhood of $1,500 per month) but have only been able to do it starting this month, what has changed in the last month which has freed up this amount of money? How did you accumulate such a large debt on your credit cards? Can you itemize your debt including the interest rates and monthly payments? Thanks.	I've brought in exactly $24,722 in revenue over the past 6 months for my side business. I know this does not show that I have made $5,000/mo. over 6 months, however, I have recently landed a few big contracts that have allowed me to generate $5k plus a month going forward. I have been able to save 15% of my earnings just by forcing myself to do so... I was the type to spend without tracking my earnings. I have realized I can only do this for so long before I hit a wall. That is the reason for consolidating my credit card debt. I am determined 110% to pay off all of my credit cards (3) over the next couple of years. Here are my balances for my 3 credit cards. The interest rates average between 10%-24%. I am looking to pay off the card that is charging 24% interest. $10,500 $8,000 $10,000

Member Payment Dependent Notes Series 472634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472634	$7,500	$7,500	7.05%	1.00%	December 31, 2009	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472634. Member loan 472634 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,060 / month
Current employer:	walmart	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	HUDSON, FL

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I plan on using the loan to buy a used car from a dealership. I am a good borrower because I can make my payments on time and I can make more than the monthly payment. Borrower added on 12/29/09 > I don't have any other bills to pay and I don't pay rent because I still live with my parents. My job is a stable job. There are no chances of Walmart going out of business anytime soon.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many hours per week are you working? I assume you are reporting your monthly gross income and not your net income. Since I assume you are not working fulltime, what else are you doing? (If in school, what year? And what is your major?) Thanks.	I work 30-33 hours per week. I stated my monthly gross income and I take online classes for Psychology.

Member Payment Dependent Notes Series 472637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472637	$8,700	$8,700	7.05%	1.00%	December 31, 2009	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472637. Member loan 472637 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Accenture	Debt-to-income ratio:	2.67%
Length of employment:	2 years	Location:	DALLAS, TX

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Loan requested for a late model Mercedes; 40% of the purchase price is being paid in cash. Thanks very much.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,519.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How stable is your new job? Do you payoff your credit card debt each month? I ask this because your revolving credit shows over $3,500. Why did you choose to pay so much of the purchase price with cash? Do you have a spouse who also is working and adding to your gross income? Finally, what do you mean by short term? I want to wish you a happy New Year. Your answers to these questions are appreciated.	Regarding my position with my employer, I have held an analyst position with them since April 2007, and I am scheduled to receive a 20% raise in September of 2010. My position is very stable, as I am assigned to an important project for at least the next two years. I have never maintained a balance on my credit card; I've paid off my credit cards every month since my first CC held while in university. The revolving credit is around $3,500 per month because a majority of those charges are business expenses, which are reimbursed by my employer every month. I chose to put down that much cash for this purchase because I don't like to incur too much debt when borrowing funds for a purchase of this kind. I am single at the moment, but have additional income in the amount of $5,000 a year from stock options. In addition, both parents have guaranteed support for this loan. In regards to short term, I am referring to my request for only a 3-year term for the loan, and I plan to pay off the loan early, within 2 to 2.5 years at the most. Please let me know if you have any further questions, and I wish you a happy New Year as well.
What are your monthly expenditures? Since you've worked at the company less than 3 years, what did you do before your current job? How is it that your company guarantees a 20% raise that far in the future? Is it because you'll be moved to a different position which has a higher pay scale? Does this also mean that Accenture has the option not to put you in that position? Thanks.	After all monthly expenses and withdrawls, I have around 60% (or around $1000) of net pay per month available for savings or non-reoccuring expenditures. The monthly payments of around $270 will account for a relatively small percentage of this net pay, which is why I chose to pay cash for a large portion of this car purchase. I am scheduled for promotion this coming Sept., which includes this 20% raise. This scheduled promotion was part of my agreement with my employer for accepting this minimum 2-year project I've been assigned to, so there is a very slim, to no chance I will not receive this promotion. Please let me know if you have any further questions. Thanks very much.

Member Payment Dependent Notes Series 472645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472645	$15,000	$15,000	12.87%	1.00%	January 5, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472645. Member loan 472645 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Glendale Union High School District	Debt-to-income ratio:	16.93%
Length of employment:	10 + years	Location:	GLENDALE, AZ

Home town:
Current & past employers:	Glendale Union High School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,620.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the school district? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Without getting into to much detail I teach Sophomores and Juniors at a high school. I have been teaching for 12 years. I am in no danger of losing my job because of experience and tenure. I am not the sole wage earner in the house. We keep separate bank accounts and each person is responsible for certain bills. So her income doesn't factor into paying off my debts. I bring home around 3,000 a month. My monthly bills total about 2,000. This includes car, food, phone, insurance, misc, utilities. If you include my minimum balance payments on the two credit cards I am trying to consolidate the total of my bills is around 2,500 per month. I have two balances I am trying to pay off. The first card has a balance of 11,000 with a minimum payment of 400.00 at 27% interest. The interest rate was locked at 8% for life and then it changed. The second card has a balance of about 4,000 with a minimum payment of 110.00 at 27% interest. As far as the delinquency...I need to check my credit report. It could be that I made an electronic payment a few days late. I have never missed a payment. I usually just check my credit score once or twice a year. When I checked yesterday it was 731. Last but not least I do not have a second mortgage. I hope this helps.
What are your monthly expenditures? Can you itemize your debt including interest rates and monthly payments? Can you explain how you accumulated such a large debt?	I have two balances I am trying to pay off. The first card has a balance of 11,000 with a minimum payment of 400.00 at 27% interest. The interest rate was locked at 8% for life and then it changed. The second card has a balance of about 4,000 with a minimum payment of 110.00 at 27% interest. The debt was accumulated during a job siwtch for one year and very expensive repairs on a car (which l ended up selling).
Pls tell us the outstanding balances and interest rates of the debt you are consolidating. Also please tell us you monthly expenses: mortgage, car payments, other debt, alimony/child support, etc... What is your position at the school district?	Without getting into to much detail I teach Sophomores and Juniors at a high school. I have been teaching for 12 years. I am in no danger of losing my job because of experience and tenure. I am not the sole wage earner in the house. We keep separate bank accounts and each person is responsible for certain bills. So her income doesn't factor into paying off my debts. I bring home around 3,000 a month. My monthly bills total about 2,000. This includes car, food, phone, insurance, misc, utilities. If you include my minimum balance payments on the two credit cards I am trying to consolidate the total of my bills is around 2,500 per month. I have two balances I am trying to pay off. The first card has a balance of 11,000 with a minimum payment of 400.00 at 27% interest. The interest rate was locked at 8% for life and then it changed. The second card has a balance of about 4,000 with a minimum payment of 110.00 at 27% interest. I accumulated the debt when I switched jobs for one year(construction bad time to switch) and bought a car that needed some very expensive repairs. Some of the debt was living beyond my means. I usually just check my credit score once or twice a year. When I checked yesterday it was 731. Last but not least I do not have a second mortgage. I hope this helps.
You will receive an email when the borrower answers your question.	I didn't receive a question from you. Maybe your post was directed at other lenders.
Since your take home is about $3,000 and your expenses are about $2,000, what have you been doing with the extra $1,000 per month?	In a previous answered question.... I wrote that if you include the minimum payments of the two credit cards I am trying to consolidate, my total expenses total about 2,500 a month. Sometimes I pay more than the minimum.
Do you know why your credit report shows $18K in debt and not $15K? A $3K difference is significant.	I have 3k on a zero percent interest card. I thought it is better to pay on the 3k at zero percent interest than wrap it into this loan.
"Without getting into to much detail I teach Sophomores and Juniors at a high school." As a teacher, can you tell us what is wrong with this sentence? No need to reply. Since you repeated it in another answer I must assume you don't know.	Obviously you NEVER make a mistake. You have TOO much time on your hands. Anything else? By the way what do you do? How many degrees do you have? No need to reply!
Is the 0% locked in? Have you read the fine print? I am not being sarcastic - there are some cards that are at 0% (in large print), but in the fine print it says that the rate is subject to change at the discretion of the company.	Thank you for your concern. I am sure that it is zero percent until 2011. The balance will be paid by then. It has happened to me once before and it is part of the reason I am looking for a loan. I am done with credit cards.

Member Payment Dependent Notes Series 472668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472668	$24,000	$24,000	17.74%	1.00%	January 5, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472668. Member loan 472668 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Target Corporation	Debt-to-income ratio:	6.18%
Length of employment:	10 + years	Location:	Mount Dora, FL

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > The promotional products business is a very viable business in the past and especially in todays economic environment. Both large corporations and mom & pop businesses are always eager to get their names and services out into the public eye. My promotional business will service all businesses as well as church groups, fraternal organizations, town sports groups and school fund raisers with personal attention without minimun orders to contend with. I will be able to offer hands on samples rather than ordering through the internet which is a common practice today. I have a deposit on my equipment and I will be operating the business out of my garage which will keep overhead to a minimum. The company I am dealing with has a strong reputation of suppot for their owner/operators. This is not a franchise. I will continue my full time job and build the promotional business starting part time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,100.00	Public Records On File:	1
Revolving Line Utilization:	75.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the Public Record on File (91 months ago)? Is it a bankruptcy or some other judgement? Could you please give a rough breakdown of your Revolving Credit Balance listed above (46,100.00)? Thanks.	Type your answer here. Yes it was a bankruptcy that was discharged over 7 years ago. Since then we have been very conscience of our credit and monthly obligations have not been late in any of our payments to our creditors. The revolving credit balance is a combination of a home equity loan for home improvements (biggest part), vacation timeshare (which we are planning on selling soon) and credit cards. Thank you for your interest and questions.
Please list monthly expenditures. What is your wife/partner income? Thank You	Type your answer here. My wife's monthly income is between $3000.00 and $3500.00 and will continue her employment as a Medical Massage Therapist. Do you want specific monthly expenditures and amounts? My profile explains our monthly obligations.
Are you planning on using this as a bridge loan (paying off within approx. 12 months)?	Type your answer here. My plan is to pay the Lending Club loan ASAP. Realisticly it would be more like 18 months. Thank you for question and inerest.

Member Payment Dependent Notes Series 472717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472717	$8,000	$8,000	11.14%	1.00%	January 4, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472717. Member loan 472717 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CME Group	Debt-to-income ratio:	8.12%
Length of employment:	4 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	CME Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I have been in my job for 4 years since graduating college and want to consolidate my credit cards for easy repayment. I plan to close the credit lines after I pay them off with this loan. I have never defaulted on a loan and have a great credit score.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,127.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,127.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the CME Group? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using the loan to assist me in completely paying off my credit cards and plan on closing all but one line of credit (I will be maintaining it as an emergency card). I do not have a car loan, but I do have a student loan payment each month totaling $150. I work for the Exchange in Global Operations (we work to provide the trading platforms), I am not a trader. I have a savings account that is approximately 4 months worth of living expenses. I have no problem with Lending Club verifying my information.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole earner in my household. My current monthly bills (rent, utilities, and credit cards) is less than $1700. By combining the debts, I will effectively reduce my current cards interest rates from 29.95% to a locked in 11.4% and have a strict pay-off date. I pay more than the minimum each month (card 1 minimum approximately $100/mo and card 2 minimum approximately $150/mo). I normally try to put at least $400-500 towards the debts each month. My monthly estimated payment for this debt will be $263/mo. I am going to pay 1 lump sum to each card in order to pay off both cards. I will close 1 and retain the other as an emergency only card. In the case of job loss, I do have a 4-month savings buffer, a 401k worth approximately $12,000, and would qualify for unemployment benefits.

Member Payment Dependent Notes Series 472744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472744	$1,000	$1,000	7.40%	1.00%	December 31, 2009	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472744. Member loan 472744 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Apache Corp	Debt-to-income ratio:	0.96%
Length of employment:	1 year	Location:	Richmond, TX

Home town:
Current & past employers:	Apache Corp
Education:	Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > We are seeking funds to do cosmetic touch-ups to our home in preparation for sale. The intent is for the improvements to help the property sell quicker and for a higher price.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,938.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472753	$5,000	$5,000	12.18%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472753. Member loan 472753 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Transperfect Translation	Debt-to-income ratio:	3.32%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Transperfect Translation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I've been with my company for over 3 years and love working there. My position is strong there and a possible raise shortly. My only bills is my condo that i owned with a monthly payment of $1200 and electric about $100 monthly. I have very few debts my credit score shows that I have a very good score. I previously rented out my condo and lived with my mother n-law. I planned to use the funds to fix up the condo and live there myself. Borrower added on 12/31/09 > ok, i wasn't familiar with this lending club untill the questions. I applied thru lending tree and i thought banks are the ones making the loan. After more research, now i'm more familiar how this works and familiar myself with the legality of this club. I originally applied for the loan to fix up a condo that i owned and previously rented out. I wanted to move back into the condo myself to live with my 4 yo. Apparently, lending club lowered my loan from $25k to $5k. So I appreciate the clubs effort and hopefully get funded 100%.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,728.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: If you are renting why do you need funds for home improvement? What are your responsibilities at Transperfect Translation? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the delinquency that appears on your Credit History above (33 monhts ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	currently live in my mother in-law's house, there was no options for that, so i picked rent. I currently own a condo that was renting out. I would like to fix up and move back in myself. I supervise a group of typesetters and print translation department at the company. I was not aware of the delinquency that appeared 33 months ago since i do not have excessive amount of debt- if there was, it is possible that it was a combined credit with my husband that i believe had an online payment system problem. My husband and I combined income is $135,000 annually. My collateral would be my condo which I did not want to take out an equity loan because i don't want to lock myself to a Long term loan and want to built up more equity on my property, so in case of job loss, my collateral would be my property. Current equity on my property is approximately $40,000. The only bills i paid currently is electric. Mortgage is $1200 and electric is $100 monthly. Hope this answer your questions. Thank you for your time.
Thank you for the quick response. Just for clarification, do you pay the $1300 in bills by yourself, or do you and your husband share in the payments? Are there other bills/expenses that he pays? Thanks again.	I paid this amount myself. My husband pays whatever he has and has nothing to do with my expenses. Other than food and commute, that's pretty much my expense.

Member Payment Dependent Notes Series 472760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472760	$1,000	$1,000	11.14%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472760. Member loan 472760 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$600 / month
Current employer:	n/a	Debt-to-income ratio:	9.50%
Length of employment:	n/a	Location:	salem, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Senior @ Clemson University. Additional funds will be used for books however I plan on a quick repayment.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,552.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472781	$13,250	$13,250	11.83%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472781. Member loan 472781 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HMB, Inc.	Debt-to-income ratio:	15.54%
Length of employment:	4 years	Location:	Hilliard, OH

Home town:
Current & past employers:	HMB, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to consolidate credit card debt at a lower interest rate.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,141.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In addition to requesting this loan, what other actions have you taken to reduce your debt, and/or control your finances?	I am recently engaged and have given my credit cards to my fiance to hold on to. We have set up a strick budget on saving for the wedding and getting rid of my debt. Part of this debt was for the engagement ring.
Can you provide some info on the debt you are consolidating including interest rates and monthly payments?	I have two cards from chase with an variable interest rate. Right now I believe it is at 15%. I pay about $325 a month on these.
Please respond to the following: What are your responsibilities at HMB? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a senior consultant at HMB, which is an IT consulting firm. Im currently working on maintenance and support contracts with two of our clients for software that our company develop for them. I am currently engaged, and paying around 800$ month on a mortage. Also, I have 2 1/2 more years on my car loan. Me and my Fiance are on a strict budget while trying to save for our wedding and we are trying to resolve all of my credit card debt. Incase of jobloss, I have her income to fall back on. However, I have been with my company for 4 years and have been promoted twice and do not see anyreason I would be out of work. Thank you for your consideration.

Member Payment Dependent Notes Series 472802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472802	$1,500	$1,500	13.22%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472802. Member loan 472802 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Life Style Staffing	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	MADISON, WI

Home town:
Current & past employers:	Life Style Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,875.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	The purpose of the loan is to pay off tuition that wasn't covered by a student loan.
Not sure what the title of your loan means regarding the purpose of the loan.	The purpose of the loan is to pay off tuition that wasn't covered by a student loan.

Member Payment Dependent Notes Series 472837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472837	$10,000	$10,000	8.94%	1.00%	January 4, 2010	January 11, 2013	January 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472837. Member loan 472837 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	SAP America	Debt-to-income ratio:	17.43%
Length of employment:	6 years	Location:	Wayne, PA

Home town:
Current & past employers:	SAP America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Have good job plus other household income not listed here. Just looking for working capital to help market and setup personal business project by placing ads in various media outlets and running PR campaign. Borrower added on 12/30/09 > I've had a couple questions about what the project is - I'm trying to do something that surprises people, so if I reveal too much here, it will hardly be a surprise. I have over $20k sitting in a money market account, but I just figured I'd try this first since if it works, everyone who invested could say "Hey, I helped that guy do that!". If it doesn't, well, it'll get paid back quickly and that'll be that. :) Borrower added on 01/01/10 > As I mentioned to another question earlier, this is NOT going to become a replacement for my current job. I like my job - this is only being done on the side.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,741.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, What is your position at SAP and do you plan to continue working there while pursuing your new business? Thank you in advance.	Yes - I like it there very much, and I'm not looking to leave. This is just something on the side, and will continue to be.

Member Payment Dependent Notes Series 472931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472931	$20,000	$20,000	17.39%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472931. Member loan 472931 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,583 / month
Current employer:	HSBC	Debt-to-income ratio:	11.39%
Length of employment:	9 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	HSBC
Education:	Pave University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I will use this loan to eliminate 70% of my revolving debt, which got accumulated from when my wife gave birth to our child 4 months ago. I have never defaulted on any of my debts and this will allow me to fast track my financial recovery.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$28,882.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 DC loan questions: 1- Position-Role @ HSBC is? 2- Vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $28,882 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.30.2009 @ 6:05 AM ET.	#1 Manager, #2 300, #3 Tough to answar this load will eliminate 19k of that 28k. taking my total payment down to less than 1k.
Can you itemize your current debt, including interest rates and monthly payments? How did you accumulate such a large debt?	I have 15k at 29% $640 5.8k at 25% $230 and 1.2 at 25% $100 Between a new home, new wife, new kid, and failed real-estate investment( that is now being sold to eliminate all drain). The over head got to much. I am taking out this load to eliminate as much of this as I can in one shot the 19.1k that will be available to me will lower my monthly payment significantly. This will allow me to be bad debt free in 3 years or less. I will eliminate the remaining debt using this years bonus and tax return.
Would you please tell us the circumstances for the 2 delinquencies in the last 23 months. Thanks and good luck with funding your loan.	Call it bad timing and stupidity. They are both from the same lender. I was moving to a new house and planing my wedding at the same time. By the time I realized what happened by record was dinged. (that was the only one that was not on auto payment. It is now.)
Is your wife also working or planning to return to work?	Yes she will be as soon as possible. She recently got an MBA in HR and is currently looking for a position that will suit her skill set.
What is your employment situation now at HSBC? What are your future job prospects?	I am a manager for the network security for the entire north American division. I am not planning to change careers or employers however the security field is still one of the better one in terms of employment.

Member Payment Dependent Notes Series 472988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472988	$15,000	$15,000	17.39%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472988. Member loan 472988 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	5.78%
Length of employment:	n/a	Location:	Elmhurst, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I just recently sold my home of 35 years and down sized to a Condominium that I wish to spend the rest of my life in. So what I am looking to do is remodel my Condo exactly the way I want it, by replacing some kitchen cabinets, Bathroom vanities and with new appliances.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1974	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,584.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 HIP loan questions: 1- Application does NOT reflect employer or Length of Employment. If self-employed your occupation/business? If employed by company, firm or person, identify employer and your years employed? If retired what are sources of income? 2- $4,583 reported monthly gross income- 1 or 2 joint income household? 3- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 4- Credit Report reflects $13,584 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.30.2009 @ 5:55 AM ET.	1) I am retired my income is pension and social secutiry. 2) I am a widow 3) I only have a mortgage which is $980.00 4) My cc payments are $200.00 a month Thank You
Please tell us how the monthly loan payment will fit into your budget. The more detail the better. Thanks!	My total monthly bills run $1400.00 a month. Taking on this loan will not be a problem to repay.
Hi, What is your source of income? Retirement funds? Thanks	I receive a pension and social security
Have you recieved any bids for the work you want done? In other words are you sure the $15,000 is enough for what you want?	Yes I have gotten three bids, and the 15k will cover all the work needed. I figured in some extra in case anything else unforseen is needed once the work is started.

Member Payment Dependent Notes Series 472989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472989	$4,000	$4,000	12.18%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472989. Member loan 472989 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HDR Inc	Debt-to-income ratio:	16.65%
Length of employment:	2 years	Location:	Portland, OR

Home town:
Current & past employers:	HDR Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > It appears that I have addressed some of my answers to the wrong lenders because I was copy/pasting from Microsoft Word. I'm sorry for the apologies. If you would like your question readdressed, please ask me again. I'm not seeing an area where I can edit my answer. Again, sorry for the apologies. Here is a more detailed list of the purpose of this loan. HDR, Inc. is an architecture and engineering firm based out of Omaha, NE. There are currently about 7000 employees??? world wide. I???m a graphic designer and marketing coordinator in the architecture company and have been working here as a full-time employee for nearly 2 years. My duties include design and layout of proposals, ads, brochures, qualification packages, and various other design projects. I have no savings account, and my emergency fund credit card is maxed out (part of the $1649). I am willing to verify my income with Lending Club as well. Here is the debt I am planning to refinance with this loan: Visa card: a) $1000 b) Approx. 20% c) Approx. $50 Amex: a) Anywhere from $300-$1400 at any given time. It has to be paid off monthly, though. (Currently at $1400) b) This is a corporate card, so there are no finance charges, but I have to pay it off every month. c) Paid off monthly Payday loan: a) $390 b) Approx. 275% c) $90 Payday loan: a) $325 b) Approx. 180% c) $75 Victoria Secret card: a) Approx. $325 b) Approx. 20% c) $20 Amazon card: a) Approx. $525 b) Approx. 20% c) $10 Medical Bill: a) $145 b) 0% c) $50 My monthly bills are as follows: Rent: $535 Car payment: $250 Car insurance: $110 Cell phone: $84 Parking: $180 Electric: $50-80 If I were to be laid-off or fired, here is my plan: I would apply for unemployment and begin my search for a new job immediately. Because I am a graphic designer, I also make a little money on the side from doing personal jobs for friends and family ??? although it???s by no means at a point where I can depend on this for my monthly income. In addition, I have the option to move back in with my parents, so I wouldn???t have to worry about a rent payment until I found a new job, and I have a month-to-month renting agreement.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,649.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $1,649.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for HDR Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will be using this loan to pay off all my credit card debt and a 2 payday loans I currently have. In addition to my revolving debt, I also have an American Express credit card that can have anywhere from $300 to $1400 on it at a time. I have to pay this off monthly, so it???s hard to have a definite number. Currently, I have $1400 on it. Also, I have a car loan which I make payments of $250 to every month, and because I just graduated (Fall 2009), my student loans will be in their grace period for the next 6 months. But I want to pay off my credit card debt so that I can make appropriate payments to my student loan venders. HDR, Inc. is an architecture and engineering firm based out of Omaha, NE. There are currently about 7000 employees??? world wide. I???m a graphic designer and marketing coordinator in the architecture company and have been working here as a full-time employee for nearly 2 years. My duties include design and layout of proposals, ads, brochures, qualification packages, and various other design projects. I have no savings account, and my emergency fund credit card is maxed out (part of the $1649). I am willing to verify my income with Lending Club as well.
I'm interested in funding your loan but need more information: Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks and good luck with the funding!	Yes, I will be using this loan to pay off all my credit card debt and a 2 payday loans I currently have. In addition to my revolving debt, I also have an American Express credit card that can have anywhere from $300 to $1400 on it at a time. I have to pay this off monthly, so it???s hard to have a definite number. Currently, I have $1400 on it. Also, I have a car loan which I make payments of $250 to every month, and because I just graduated (Fall 2009), my student loans will be in their grace period for the next 6 months. But I want to pay off my credit card debt so that I can make appropriate payments to my student loan venders. HDR, Inc. is an architecture and engineering firm based out of Omaha, NE. There are currently about 7000 employees??? world wide. I???m a graphic designer and marketing coordinator in the architecture company and have been working here as a full-time employee for nearly 2 years. My duties include design and layout of proposals, ads, brochures, qualification packages, and various other design projects. I have no savings account, and my emergency fund credit card is maxed out (part of the $1649). I am willing to verify my income with Lending Club as well.
Please respond to the following: What are your responsibilities at HDR? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Here is the debt I am planning to refinance with this loan: Visa card: a) $1000 b) Approx. 20% c) Approx. $50 Amex: a) Anywhere from $300-$1400 at any given time. It has to be paid off monthly, though. (Currently at $1400) b) This is a corporate card, so there are no finance charges, but I have to pay it off every month. c) Paid off monthly Payday loan: a) $390 b) Approx. 275% c) $90 Payday loan: a) $325 b) Approx. 180% c) $75 Victoria Secret card: a) Approx. $325 b) Approx. 20% c) $20 Amazon card: a) Approx. $525 b) Approx. 20% c) $10 Medical Bill: a) $145 b) 0% c) $50 My monthly payments include: Rent: $535 Car payment: $250 Car insurance: $110 Cell phone: $84 Parking: $180 Electric: $50-80
It says your revolving credit balance is $1600 but your loan is for $4000. Can you please explain what debts you are trying to consolidate with this loan?	Yes, my revolving debt is $1600, but I also have a corporate American Express card which I pay off every month. The balance on that card can be anywhere from $300-1400 at any given time (it has never been above $1400). In addition, I have 2 payday loans which total $325 and $390 (interest included). That being said, the $4000 would be enough to cover these debts without going under again and repeating the cycle of credit card usage and payday loans.

Member Payment Dependent Notes Series 473007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473007	$8,800	$8,800	14.96%	1.00%	January 5, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473007. Member loan 473007 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,895 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	16.35%
Length of employment:	4 years	Location:	Fairfield, CA

Home town:
Current & past employers:	Bio-Rad Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > On-Time Payer My current monthly expenses include: $433 rent (renting a room) $300 car (loan and insurance) $ 70 utilities $600 other loans, payments Borrower added on 12/29/09 > The purpose for this loan is to reduce my interest rate and consolidate my debt into one monthly loan. Any assistance is greatly appreciated. Borrower added on 12/29/09 > Sweet!!! This is way better, paying a private investor, then those credit card sharks who raise your interest rates to make year end profit goals.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	39
Revolving Credit Balance:	$14,099.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,800 Debt Consolidation loan questions: 1- Position-Role @ Bio-Rad Laboratory is? 2- Credit Report reflects $14,099 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.30.2009 @5:50 AM ET.	1 - IT Technician 2 - Total CC Payments = $520 (Just a bit over the minimum balance) I pay more than the minimum on one CC each month and pay the minimums on the rest.
How did you accumulate a Revolving Credit Balance of $14,099 ? What have you done to be sure that you will not accumulate more debt after you get this loan? Thank you in advance for your answers.	1- To be honest, I pondered the same question. How did this happen!!! Looking back at it all, I was living beyond my means. Also had a couple of serious car accidents that created some financial setbacks (ie: medical bills and large insurance deductibles). 2 - Well, I've been living within means for a long while now. Want to taste/feel debt freedom!!! Since I have not used my credit cards in a long time, I have been able to drop my debt dramatically. That alone feels great.
Can you list the debts you are planning on consolidating including the currently monthly payment (what you pay not minimum), along with the interest rate of the card. Thank you	Debt -> Monthly Payment -> Interest Rate $ 987.69 -> $30 -> 21% $ 198.07 -> $50 -> 23% $1767.76 -> $60 -> 27.24% $ 711.07 -> $30 -> 19% $1584.74 -> $60 -> 24% $2602.01 -> $80 -> 21%
Please respond to the following: What are your responsibilities at Bio-Rad? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (39 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1 - IT Technician (Full-Time Employee, Work only for Bio-Rad, desktop/laptop troubleshoot and repair) 2 - I live with another couple whom I split rent/utilities with three ways. I'm not sure what their income is since one of them is my co-worker. 3 - Debt -> Monthly Payment -> Interest Rate $ 987.69 -> $30 -> 21% $ 198.07 -> $50 -> 23% $1767.76 -> $60 -> 27.24% $ 711.07 -> $30 -> 19% $1584.74 -> $60 -> 24% $2602.01 -> $80 -> 21% 4 - I had a car accident about three years ago that I stopped making payments to when my insurance company determined the vehicle was a total loss and would be covering all expenses. I also had Gap insurance which would cover any leftover amounts. My insurance company at the time took a couple months to settle everything.
I'm interested in funding your loan but need more information: Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks and good luck with the funding!	Debt -> Monthly Payment -> Interest Rate -> Minimum $ 987.69 -> $30 -> 21% -> $27 $ 198.07 -> $50 -> 23% -> $15 $1767.76 -> $60 -> 27.24% -> $57 $ 711.07 -> $30 -> 19% -> $21 $1584.74 -> $60 -> 24% -> $52 $2602.01 -> $80 -> 21% -> $71

Member Payment Dependent Notes Series 473028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473028	$9,500	$9,500	8.94%	1.00%	January 4, 2010	January 12, 2013	January 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473028. Member loan 473028 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	GE Inspection Tech.	Debt-to-income ratio:	15.81%
Length of employment:	4 years	Location:	Auburn, NY

Home town:	Auburn
Current & past employers:	GE Inspection Tech., Welch Allyn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I have proven to pay my debts as you can see by viewing my credit score. I plan to use my funds responsibility to further establish my credit, I have also created a payment plan and budget to successfully pay my loan on time every month. Borrower added on 12/30/09 > Information on my employer: GE Sensing & inspection Technologies offers a comprehensive selection of remote viewing equipment (from our heritage brand Everest VIT a branch of Welch Allyn) ??? from basic borescopes and fiberscope to measurement capable digital video borescopes, and pan-tilt-zoom (PTZ) camera systems and robotic crawler systems. http://www.geinspectiontechnologies.com/en/products/rvi/index.html 22 Million U.S. Navy contract awarded to my employer in October 2009 (syracuse News) http://www.syracuse.com/news/index.ssf/2009/10/ge_inspection_technologies_in.html My position at GE Inspection Technologies is involved primarily in the assembly and hardware testing of XLG3 Video Inspection Probe; I am also experienced in repair and rebuilds.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$293.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? I don't see that you have any outstanding credit card debt.	The purpose of the Loan would be to pay off debt. I have two car loans a combined amount of 14300.00.
Please respond to the following: What are your responsibilities at GE? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You show only $293 above in Revolving Credit. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilities at GE are involved primarily in the assembly and hardware testing of XLG3 Video Probe System (a product used in the inspection field to inspect turbines, jet engines etcetera) from start to finish also experienced in repair and rebuilds. http://www.gesensinginspection.com/ I am married and my wife???s income is equal to my own. I have two car loans a combined amount of 14300.00.
I would like to help fund your loan, but have a few questions. What is the purpose of your loan? The lenders that want to fund your loan would like a better description as to how you plan to use the funds. Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for GE? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The purpose of the Loan would be to pay off debt. I have two car loans a combined amount of 14300.00. I am married and my wife???s income is equal to my own. My responsibilities at GE are involved primarily in the assembly and hardware testing of XLG3 Video Probe System (a product used in the inspection field to inspect turbines, jet engines etcetera) from start to finish also experienced in repair and rebuilds. http://www.gesensinginspection.com/ I have saving through GE called S&SP (Saving and Security Program) includes 401k and other investments. I am willing to verify my income.
Why 9k loan with 14k car debt? Thanks for answering.	This will pay off the majority of my debt
Who is currently servicing car debt and at what rate? Thanks for answering.	I have two Car Loans in my name but my wife does help with payments. The rates are reasonable.

Member Payment Dependent Notes Series 473071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473071	$3,500	$3,500	11.14%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473071. Member loan 473071 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	SCFD	Debt-to-income ratio:	15.49%
Length of employment:	3 years	Location:	SARASOTA, FL

Home town:
Current & past employers:	SCFD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > personal loan

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you give us some details as to the purpose of this loan?	This loan is for various home improvements.
What is the purpose of the loan?	This loan is for various home improvements.
Please respond to the following: What are your responsibilities at SCFD? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please give us a bit more detail as to the purpose of the loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright or have a 1st mort? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm a firemedic, in a 2 income home, the loan is for home improvements, and I have a stable gov. job. Thank you for your time.
Can you please explain what this loan is actually for?	This loan is for various home improvements.

Member Payment Dependent Notes Series 473198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473198	$10,000	$10,000	7.74%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473198. Member loan 473198 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Stanislaus County	Debt-to-income ratio:	1.14%
Length of employment:	10 + years	Location:	Oakdale, CA

Home town:
Current & past employers:	Stanislaus County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I am a lender seeking to be a borrower with the main purpose being to make funds available to other borrowers. I have an excellent credit record and am willing to answer any questions related to this loan.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,477.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a few questions with regard to your finances. Do you pay off your credit card debt every month? How much debt do you carry excluding your mortgage (please include any HELOC)? What is your job with the county and is it stable in the worst economic times to face California? Do you have resources that can back up this loan so that we can be less concerned over your defaulting? Your answers are appreciated. I wish you a wonderful New Year.	All very good questions. I don't pay off all of my credit card debt every month, but most of it is paid off every month. If I can't pay all of it off I try to pay off close to half. I don't have any equity lines of credit, no car loans, just the mortgage and some credit card debt. I am a software developer with the county for 17 years with a department with a growing importance as times become worse. I have my own resources to cover about %80 of this loan. I wish you a wonderful new year as well.
Hello. Thank you for your helpful answers. Two silly questions: Isn't it possible that you could make more money by paying off your credit card debt each month than you can make in borrowing to lend money (I suspect that Lending Club grossly underestimates losses due to defaults)? Lastly, how conservative will you be in your lending?	Most of my credit care debt is at 0%, so even if I made the same interest on a regular bank account, lending club at it's lowest lending rate is still a better return. I've been doing this for over a year now and have had no defaults, late payments, yes. I will be as conservative as necessary to be able to pay the interest on this loan, plus LendingClub will give me an incentive that will make this worth even more to me.
Is there any way to verify that you are a lender?	I can give you some of my existing loan #'s, but I don't know if there is any other way through Lending Club.

Member Payment Dependent Notes Series 473276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473276	$8,000	$8,000	8.59%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473276. Member loan 473276 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Computer Aid, Inc.	Debt-to-income ratio:	1.82%
Length of employment:	4 years	Location:	Bangor, PA

Home town:
Current & past employers:	Computer Aid, Inc.
Education:	Lehigh University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have a stable job at a midsize company in the Lehigh Valley. Currently, my only debt is the mortgage for the home I recently purchased. No student loans, and own my car. My monthly expenses (utilities, gas, food, insurance, etc.) are very manageable with my income, but I plan on buying jewelry and I don't have that kind of cash on hand. I can actually afford to put the entire thing on my credit card and still pay it off in 3 years, but I would prefer the much lower rate through this site!

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,258.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Computer Aid? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Nauture of the $3,258 revolving credit shown above? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Mortgage is 975 a month, car expenses total ~300, utilities are a bit higher during the winter (200 for oil heat, but should drop significantly during the summer), electric is 100. Food is probably about 300. No other loans. Revolving credit is a bit higher than normal; usually I pay off all balances immediately every month but I took a lot of one-time charges related to moving into my new house (I moved to my house Nov 1). I have some savings in very safe (money market) investments, and an IRA as a last-resort. However, I'm also waiting on my 1st-time homeowner tax credit ($8000), which should come early in 2010, and my tentative plan is to use 4k to pay the revolving high-interest credit, so I should be able to pay the lendingclub loan pretty easily. I'm a business/systems analyst at Computer Aid in support of finance/accounting systems.

Member Payment Dependent Notes Series 473342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473342	$4,000	$4,000	16.00%	1.00%	January 5, 2010	January 13, 2013	January 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473342. Member loan 473342 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,214 / month
Current employer:	Oregon Department of Human Services	Debt-to-income ratio:	12.74%
Length of employment:	2 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Oregon Department of Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Hello everyone, The purpose of my loan is for a new tax business that my family and I are starting in January of 2010. We have leased the building, paid for the office furniture, computer equipment and hired our employees. I wanted to get a loan to help pay for the advertising of our business and for working capital. We will all help to manage the business, but my mom will be an onsite manager and will handle the day to day operations. She will be retiring shortly from the IRS. She has 20 years of experience as a tax specialist at the IRS, 6 of those years were managing tax specialist. I???m currently staying with my parents and pay them $250 a month in rent. My only debts are a credit card which I owe approximately $3,000 and a line of credit which is also owe approximately $3,000. Thank you for reading my loan proposal. If you have any questions please don???t hesitate to ask. Thank you all in advance.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,303.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12,250 Small Business loan questions: 1- Position-Role @ Oregon Dep't Human Services is? 2- Rent and vehicle payments (if vehicle applies) paid per month are $? 3- Credit Report reflects $4,303 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 12.31.2009 @ 5:42 AM ET.	Hello, thank you for your interest in my loan proposal. 1. My position is a social worker. 2. My rent is $250 per month that I pay to my parents. I do not have a car payment 3. I pay $40 per month on my credit card payments.

Member Payment Dependent Notes Series 473381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473381	$9,000	$9,000	13.22%	1.00%	January 5, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473381. Member loan 473381 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Owen D. Young CSD	Debt-to-income ratio:	15.57%
Length of employment:	4 years	Location:	JORDANVILLE, NY

Home town:
Current & past employers:	Owen D. Young CSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,660.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Owen D. Young CSD? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Physical Education Teacher/Athletic Director/Coach at ODYCSD. I am the sole wage earner. My wife is caring for our child and stays home. My income is $46,000. I pay $550 for rent a month along with $250 for educational loans, $90 for car insurance, $150 for phone and internet, and $80 for an electrical bill. I am consolidating because two credit cards drastically increased their APR rate and I am paying approximately $400 (and up) a month because my cards keep going over their limit. I am stuck paying the interest each month. I have not used the credit cards in a while but the interest rates keep capping the cards above their limit. With this loan I would be paying a little over $300 a month which is a reasonable amount. My job is very secure. I am tenured and I am the only physical education teacher in the district. I manage and operate all athletic functions for the school, and coach throughout the year.

Member Payment Dependent Notes Series 473413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473413	$6,000	$6,000	8.59%	1.00%	January 5, 2010	January 14, 2013	January 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473413. Member loan 473413 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Alcon	Debt-to-income ratio:	6.43%
Length of employment:	10 + years	Location:	KELLER, TX

Home town:
Current & past employers:	Alcon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Thank you!

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,124.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Alcon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (77 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Answers to your questions follow: What are your responsibilities at Alcon? I am in Regulatory Affairs, where I have worked for 14 years. Essentially my job is to get new medical devices approved to market globally. I deal with government agencies in a very specialized field. Are you the sole wage earner in your household or is there another? My wife works as well, she is a teacher. If there is another, what is your combined income? $140k annually So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Mortgage = $2500 Car = $373 Groceries = $800 Braces (Chase Healthadvance) = $183 One Credit Card, always pay at least 5X minimum ($80) What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Desire to pay off Car Loan (owe $3800) Credit Card ($1500) Rest toward Braces balance Please explain the delinquency that appears on your Credit History above (77 months ago). Ex-wife decided not to pay on her car after divorce but it was in both names, thus hit my credit. I wound up paying it off for her to avoid repro but she kept the car because it was listed as hers in the settlement. Go figure. Do you have a second mortgage or HELOC? No If so, what is the balance and monthly payment? N/A In the case of a job loss, what is your contingency plan to repay this loan? I have $191,000 in my 401(k) that is fully vested. Thank you for the opportunity to answer your questions. Please let me know if you have any more.
Can you provide info on the debt you are consolidating including interest rates and monthly payments?	I intend to pay off the outstanding balance on my auto loan ($3800) and a credit card bill ($1500) and the rest toward a braces loan. I hope this helps! Thank you!
1. Can you itemize all you monthly expenses and income? 2. Can you have LC verify your income? 3. What exactly is your job? 4. How will pay off the loan if you lose your job?	I posted most of these a few moments ago but LC can definitely verify my income. Please advise what I need to provide, I have my pay stubs available now electronically.
does your wife have any additional debt?	No, we paid off her car and she has no individual debts.

Member Payment Dependent Notes Series 473745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473745	$3,500	$3,500	11.83%	1.00%	January 5, 2010	January 16, 2013	January 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473745. Member loan 473745 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	West Marine Inc.	Debt-to-income ratio:	4.33%
Length of employment:	1 year	Location:	SAN JOSE, CA

Home town:
Current & past employers:	West Marine Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,999.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Please provide a rough breakdown of the ~ 12K revolving credit balance - including amounts and APR's. Thank you in advance.	This loan is for a new data analytics workstation that will produce a higher ROI for me than this loan's APR. My <$12K existing credit balance is about 12% of my annual gross income and will likely be paid-in-full by July 2010. The APRs vary but are market rate for my good FICO, so there is no urgent desire to consolidate at this time. Thank you for your interest.
Please respond to the following: What are your responsibilities at West Marine? How will a new workstation produce a higher ROI than this loan's APR? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm a senior manager, and I fulfill a function that has growing demand but very few qualified candidates across the USA. The workstation is for my personal use as I have several nascent cash-positive Web 2.0 sites that I'm not including in my stated income for this loan. My wife has worked several years for the county and enjoys mid-level manager salary, but I don't need her as a co-signer. My car is paid for and in great shape. My total monthly expenses including existing credit is $2,446. If I lost my job tomorrow, I'd be eligible for $1,800 in unemployment per month, and my expenses would be reduced by $567. However, I doubt I'd need UE as I would immediately accept existing consulting offers I have from former peers who are senior directors at their present companies or contact a few select recruiters I have a professional relationship with on LinkedIn. I envision no need to cash-out or sell any assets. This will be the last question I will answer, as I have provided more than enough information to make an intelligent and well-informed decision. Part of the reason I applied for a small loan online was to explore this business model, so however this works out will be a learning experience I hope to leverage. Thank you.
Thank you for explaining things. Please understand that there are many individual investors here, and we do not have access to all the information Borrowers provide to Lending Club. Combining that with the fact that we each have our own individual criteria for risk assessment, sometimes results in a lot of questions. Good luck on having your loan 100% funded quickly.	Thank you CriticalMiss; that was thoughtful of you to bring to my attention and worth knowing. I see enormous benefit and potential in the LendingClub business model, perhaps even more than credit unions. I would expect banks to fight LendingClub much as they have fought credit unions based on the field of membership criteria or anything they can use to maintain their near total monopoly. This service fits the paradigm of "People helping people for mutual gain" as far as I can tell, and watching this work in action is fascinating - generating a lot of ideas.

Member Payment Dependent Notes Series 473841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473841	$9,000	$9,000	16.00%	1.00%	January 5, 2010	January 17, 2013	January 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473841. Member loan 473841 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Consolidated Health Care Services	Debt-to-income ratio:	10.86%
Length of employment:	4 years	Location:	Kirbyville, TX

Home town:
Current & past employers:	Consolidated Health Care Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/10 > I have verified my bank at 10:55 AM 01-05-2009

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$14,679.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 CC REFI loan questions: 1- Position description @ Consolidated Health Care is? 2- $7,250 reported monthly gross income- 1 or 2 person joint incomes? 3- Mortgage and vehicle payments (if vehicle applies) paid per month are $? 4- Credit Report reflects $14,679 revolving credit balance; CC payments per month are $? (Total CC payments PAID per month; NOT minimum CC payments DUE per month.) 5- Revolving credit balance $14,679. Loan requests $25,000. Additional $10,321 consolidating what other debts? Advance thanks for ALL answers. Member 505570 (RetiredUSMCInvestor) sends 01.04.2010 @ 5:15 AM Eastern Time.	1. A Home Health Company 2. 1 person income 3. Own 2 vehicles 4. Dec payments total $285.00 - Jan total due of no pmt no int to home depot 4343.46, same GE money 2838.45. The balance to be used to complete the last of 4 rental properties to full producing cash flow.
Me again. Thanks for answers; prior to emailing you @ 5:15 AM this morning I researched Consolidated Health Care Services website www.toledo-bend.net. Website provided info Home Health Care provider serving 21 East Texas counties from 3 locations (Newton, Beaumont and Lufkin). I'll rephrase question Number 1- What is your position (JOB) at employer? RN? Case Manager? Manager? CFO? CEO? Or exactly what? Question Number 2 rephrased- Do you still pay car payments on your 2 cars? Or are both cars paid-in-full and owned outright? Thank you. Member505570 (RetiredUSMCINvestor) sends 01.04.2010 @ 9:09 AM ET.	I am an RN. I am responsible to the CEO/owner to ensure that all three offrices function under same operational marching order. The closest management title that might apply is COO. I started as Director of Nursing in June 2005.
Hi; What is the $25000.00 amount that member 505570 talking about?? I dont seam to be seeing this and the other $10321.00 as noted above. Thanks	A bit above my breakfast. Backed off the amount.

Prospectus Supplement (Sales Report) No. 23 dated January 5, 2010